UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2009
WASATCH FOOD SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53672	20-8121712

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Number 363, Sheng Li West Street, Weifang, Shandong Province, The People’s Republic of China

(Address of principal executive offices)
Registrant’s telephone number, including area code: (86) 536-8322068
1492 Entertainment Avenue, Boise, Idaho 83709

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.01 Change in Control of Registrant
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-2.1
EX-3.3
EX-3.4
EX-10.1
EX-17
EX-21
EX-23.1
EX-99.1
EX-99.2
EX-99.3

Item 1.01. Entry into a Material Definitive Agreement.
     Share Exchange Agreement
     See Items 2.01 and 5.01 herein below.
     Disposition of Wasatch Food Services of Idaho, Inc.
     On December 28, 2009, Wasatch Food Services, Inc., a Nevada corporation (“Wasatch” or the “Registrant”) entered into a stock purchase agreement, or the Purchase Agreement, with Shaun Carter, an individual (the “Buyer”) whereby Wasatch shall sell to the Buyer one hundred percent (100%) of the capital stock of Wasatch Food Services of Idaho, Inc. (“Bajio”) in consideration of a payment of $1,000 in addition to the assumption by Bajio of certain liabilities of Wasatch as more fully set forth in the Purchase Agreement. The parties intend to close on the transaction upon the satisfaction of certain closing conditions as set forth in the Purchase Agreement. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On December 28, 2009 (the “Closing Date”), Wasatch entered into a share exchange agreement, or the Exchange Agreement, with Jolly Promise Limited, an investment holding company organized under the laws of the British Virgin Islands (“Jolly”) and the stockholder of Jolly, Welldone Pacific Limited, a limited company organized under the laws of the British Virgin Islands (the “Stockholder”). As a result of the share exchange, or the Exchange, Wasatch acquired all of the issued and outstanding securities of Jolly from the Stockholder in exchange for forty-two million (42,000,000) newly-issued shares of Wasatch’s common stock, par value $0.001 per share (“Common Stock”). Immediately following the Exchange, the Stockholder owned seventy percent (70%) of the sixty million (60,000,000) issued and outstanding shares of voting capital stock of Wasatch (taking into consideration 13,038,692 shares of Common Stock that were cancelled on the Closing Date in connection with the Exchange). The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section
368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. As a result of the Exchange, Jolly became a wholly-owned subsidiary of Wasatch.
     In connection with the filing of this Report, Wasatch shall also file with the U.S. Securities and Exchange Commission, or the SEC, an information statement complying with Rule 14f-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that describes a change in a majority of Wasatch’s board of directors (the “Board”) that shall, not earlier than ten days following the date of such filing, occur in connection with the change of control of Wasatch described in this report (such date is referred to herein as the “Information Filing Date”). For further detail on such change of control, please see Item 5.01 herein below.
     This Report contains disclosures regarding Wasatch, Jolly, Jolly’s wholly-owned subsidiary, Hong Kong Sindhi Fuel Injection Company Limited, a Hong Kong company (“HKSind”), HKSind’s wholly-owned subsidiary, Weifang Huajie Fuel Injection Company Limited, a People’s Republic of China or PRC company (“Huajie”), Huajie’s wholly-owned subsidiary, Weifang Xinde Fuel Injection System Company Limited, a PRC company (“Weifang”) and Weifang’s wholly-owned subsidiaries, Huaxin Diesel Engine Co., Ltd., a PRC company (“Huaxin”), Hengyuan Oil Pump and Oil Fitting Co., Ltd., a PRC company (“Hengyuan”) and Jinma Diesel Engine Co., Ltd., a PRC company (“Jinma” and together with Jolly, HKSind, Huajie, Weifang, Huaxin and Hengyuan, the “Company”). The principal business activities of Jolly and its subsidiaries consist of the production and marketing of fuel injection systems, non-vehicle diesel engines, and diesel generator technology.

     Of the forty-two million (42,000,000) shares of common stock currently held by the Stockholder, 49.2% of such shares are beneficially owned by Dianjun Liu, Wasatch’s newly appointed President and Chief Executive Officer (See “Security Ownership of Certain Beneficial Owners and Management” below).
DESCRIPTION OF BUSINESS
     Except as otherwise indicated by the context, references in this Report to “we”, “us”, “our” or the “Company” are to the consolidated business of Jolly, HKSind, Huajie, Weifang, Huaxin, Hengyuan and Jinma, except that references to “our Common Stock”, “our shares of Common Stock” or “our capital stock” or similar terms shall refer to the Common Stock of Wasatch.
Prior Operations of Wasatch
     Wasatch was incorporated in Nevada in December 2006 to engage as a franchisee of BAJIO® Mexican Grill restaurants in the State of Idaho. In January 2007, Wasatch was assigned certain rights under an area development agreement with Bajio, LLC (the franchisor) that granted Wasatch the right to develop four BAJIO® restaurant locations in Southern Idaho through December 31, 2009. In October 2007, Wasatch entered into its first franchise agreement in Boise, Idaho and thereafter entered into a lease, furnished and equipped the space and opened for business in November 2007. Wasatch failed to open any additional BAJIO® restaurants within the time periods set forth in the area development agreement and lost its right to develop such additional restaurants. During this time and up to the Closing Date of the Exchange, Wasatch conducted its operations solely through its wholly-owned subsidiary, Bajio.
     Wasatch has been unsuccessful in developing Bajio into a profitable business. Since inception in December 2006 through September 30, 2009, Wasatch’s operating costs and expenses exceeded its operating revenues, resulting in an accumulated deficit of $509,572. Wasatch had funded its start-up costs and the excess of its costs and expenses over its operating revenues primarily from the sale of its Common Stock and notes payable to related parties and to its bank. As of September 30, 2009, Wasatch had current assets of $13,488 (including cash of $4,038) and current liabilities of $510,803, resulting in a working capital deficiency of $497,315.
     As summarized in Item 1.01 above, as a result of the Exchange and the related change in the operations of Wasatch, Wasatch executed the Purchase Agreement to sell Bajio following the consummation of the Exchange. With the exception of those liabilities of Bajio, which such liabilities shall be satisfied or assumed pursuant to the terms of the Purchase Agreement on the closing date of that agreement, Wasatch had no liabilities on the Closing Date.
Our Current Operations
     Immediately following the Exchange, Jolly became our chief operating subsidiary and, upon the consummation of the sale of Bajio as contemplated by the Purchase Agreement described in Item 1.01 herein above, Jolly (together with its subsidiaries) will be the sole subsidiary of the Company.
     Corporate Structure of Jolly
     Jolly was incorporated under the law of the British Virgin Islands, or the BVI, on July 2, 2008. On August 6, 2009, Jolly entered into a share exchange agreement with the shareholder of HKSind pursuant to which it acquired all of the issued and outstanding common stock of HKSind. As a result, HKSind became a wholly-owned subsidiary of Jolly.

     On October 24, 2009, HKSind established a new company, Huajie, under the laws of the People’s Republic of China, or the PRC. On November 13, 2009, Huajie entered into a share exchange agreement with the shareholders of Weifang, a company incorporated under the laws of the PRC, pursuant to which it acquired all of the issued and outstanding common stock of Weifang. As a result, Weifang became a wholly-owned subsidiary of Huajie.
     On June 2, 2008, pursuant to share exchange agreements between Weifang and the shareholders of Hengyuan, Jinma, and Huaxin, Weifang purchased one hundred percent (100%) of the outstanding shares of Hengyuan, Huaxin and Jinma and as a result, Hengyuan, Huaxin and Jinma became wholly-owned subsidiaries of the Weifang.
     Summary of Our Business
     Our Company operates in one business segment, the design, development, manufacture, and commercialization of fuel injection pumps, injectors, multi-cylinder diesel engines and small generator units mainly in the People’s Republic of China. However, our products compete in three primary product segments, namely (1) fuel injection system products, (2) diesel engine products and (3) generator products. We believe our broad range of products (including non-vehicle diesel engines, diesel generators, injection pumps, injectors and three-coupling components, and agricultural machinery and construction machinery) greatly reduces our comprehensive costs which in turn, increases our competitiveness.
     Our Company is located in China’s Shandong Province in the city of Weifang, where many large and medium-sized diesel engine enterprises and relevant products and components manufacturers are located. Weifang is also an important traffic center on the east coast in northern China. We believe our location makes the purchase of raw materials and sales of our products very convenient and reduces the costs associated with sales while reducing freight costs.
     We have developed fuel injection system products that we believe will meet the Euro III Emissions Standard, which will become most relevant in light of China’s initiative to implement the Euro III Emissions Standard in July 2010. Furthermore, we believe that we are China’s only company with exclusive intellectual property rights for fuel injection systems meeting such Euro III Emissions Standard which could lead to broad market appeal. Due to our strict technical standards and quality control in production process, our products have become well-known brands in their markets throughout China. Our Company has always placed quality control first and we received our ISO9001 certification in 2005. Moreover, our products have been deemed “inspection-free” goods. During China’s “Eleventh Five-Year Plan” (2006 through 2010), we intend to implement and pass ISO/TS16949 standards which are the most advanced in China’s automobile industry.
     Our products feature a cost and price advantage arising from our independently owned intellectual property. For example, our integrated electromechanical electronically-controlled high-pressure fuel injection system with common rail sells for RMB7,000 (US$1,029) per set as compared with products produced by some of our largest competitors (BOSCH and DENSO) which offer comparable products for RMB15,000 (US$2,011) per set. As a result, we believe such products will quickly gain market share and be instrumental in improving our competitive position and brand influence.
     We also have a long-term relationship with Tianjin University’s Combustion Laboratory of Combustion Engines, a national key laboratory located in Tianjin, China, which contributes to our growing expertise and reputation in the field of integrated electromechanical electronically-controlled high-pressure fuel injection systems with common rail in China. In addition, we have an experienced team of in-house technicians which contributes to our product’s technical content and ultimately, our core competitiveness.

     Through independent development, cooperation and introduction, we have developed a variety of diesel engine injector assemblies for Sitair, 170, 190 and 105 models as well as multi-cylinder No. 1, BX, BXD, IIW and DT12/24-10X (electronic regulator) injection pump assemblies and oil transfer pumps. In addition, we have fully acquired the production process and technology for EGR (Exhaust Gas Recirculation) diesel engines and gas power generators that are in growing demand in the marketplace.
     Each of the Company’s subsidiaries has its own marketing network. The Company’s goal is to utilize each of such networks to create a countrywide network. The company has made its after-sales service a priority, setting up a special after-sales service management department to provide users with after-sales services.
     Our principal offices are located at Number 363, Sheng Li West Street, Weifang, Shandong Province, The People’s Republic of China, Telephone: (86) 536-8322068, Facsimile: 852-28450504.
Our Developmental Strategies
     The Company plans to fully utilize its competitive advantages in its strong innovation ability, high decision-making efficiency and low integral cost and accurate judgment of market demands. While further developing existing mature products, the Company’s strategic development plan for the following three years is as follows:
•	to further strengthen and construct our technical and development platforms and realize the series and modularization of our products;

•	to integrate the businesses of our three subsidiaries and form a complete industrial chain to include fuel injection systems, diesel engines and diesel generator sets;

•	with the development of our high-pressure common rail electronically-controlled fuel injection system as a starting point, to seize our developmental opportunity in light of China’s implementation of the Euro III Emissions Standard (which commenced implementation in China on July 1, 2008);

•	to insist on a developmental strategy with low cost and industrialization and strive to be China’s largest and most advanced production basis for fuel injection system products meeting the Euro III Emissions Standard in the following one to three years;

•	to become a hi-tech enterprise with strong competitiveness and a high social influence in the field of diesel engines;

•	to develop into a famous brand throughout China in the field of multi-cylinder non-vehicle diesel engines (including diesel generator sets, gas power generator sets, construction machinery, agricultural machinery, rigidly-fixed power multi-cylinder diesel engines);

•	to increase our domestic and overseas market shares for new diesel generator sets (20kW~1,200kW) within one to three years and to develop into a famous brand of such generator sets;

•	to implement and pass ISO/TS16949 standards that are the most advanced in China’s automobile industry;

•	to upgrade our fuel injection system product technology to achieve more stringent emissions standards (including the Euro IV and V Emission Standards); and

•	to strengthen our marketing and sales efforts of our diesel engines in the international market.
Our Products
     The Company’s existing products consist of ten series of more than 100 models, including a multi-cylinder oil pump assembly, an electronically-controlled multi-cylinder injection pump assembly, a single-cylinder injection pump assembly, an injection assembly, an oil-transfer pump assembly, coupling plungers, coupling injectors, coupling delivery valves, offset press and multi-cylinder diesel engines (including a diesel generator set, construction machinery, agricultural machinery, air compressors and rigidly-fixed power machines). Since our establishment, the Company has developed a variety of diesel engine injector assemblies and multi-cylinder I, BX, BXD, IIW, DT12/24-10X (electron speed regulator) injector assemblies and oil transfer pumps. Set forth below is a brief description of our fuel injection system, diesel engine and generator products.
     Fuel Injection System Products
     Our fuel injection system products are a core component of diesel engines and are used in heavy, medium and light-duty vehicle diesel engines (including those used in mining, agricultural and construction machinery). We were recognized as a leader with respect to the technology of oil pump and fuel injection systems by the China Diesel Industrial Catalog 2007. For example, our DG-T2 digital electronically-controlled oil pump has sold very well since its development three years ago, with over 90,000 sets being sold since 2007. The product can reduce oil consumption and pollution emissions of diesel engines and has become a new-generation oil supply product for modern diesel engines. Our fuel injection system products generated forty-four percent (44%) and thirty-six percent (36%) of the Company’s revenues in the fiscal years ended 2009 and 2008, respectively.
     One of our main fuel injection system products is our electronically-controlled fuel system with common rail which has been developed by our Company and Tianjin University. In order to resolve traditional problems with respect to diesel engines such as high noise and hazardous tail gas emissions, the European community, the U.S. and Japan have applied electronic control technology to vehicle diesel engines. Compared with traditional diesel engines, electronically-controlled diesel engines exhibit improvements in power performance, economic efficiency, emissions and noise indexes. Furthermore, high-pressure “common rail” technology is an oil supply method that separates injection pressure generation from the injection process in a closed loop system composed of high-pressure oil pumps, pressure sensors and electronic control units. In this method, high-pressure oil pump transmits pressed fuel to common fuel supply lines and exhibits precise control over fuel pressure to realize fuel line pressure independent of the revolution speed of the engine. This technology considerably reduces the change of fuel supply pressure on the revolution speed of engine and as a result, remedies the defects of traditional diesel engines.
     As governments begin to pay more attention to environmental protection concerns, higher requirements are being established for the performance of diesel engines with regard to their pollutant emissions and economic fuel efficiency. Emissions standards are requirements that set specific limits to the amount of pollutants that can be released into the environment. The European Union has its own set of emissions standards that all new vehicles must meet, commonly referred to as Euro Standards. Currently, standards are set for all road vehicles, trains, barges and non-road mobile machinery (such as tractors). As China’s wealth expands, the number of coal power plants and cars on China’s roads is also growing, creating an ongoing pollution problem. China enacted its first emissions controls on automobiles in 2000 which were equivalent to Euro I Standard. China’s State Environmental Protection Administration, or SEPA, upgraded emission controls again on July 1, 2004 to the Euro II Emissions Standard. A more stringent emission standard, National Standard III, the equivalent of Euro III Emissions Standard, went into effect on July 1, 2007. The Euro IV Emissions Standard is scheduled to take effect in 2010. Beijing introduced the Euro IV Emissions Standard on January 1, 2008, and thus became the first city in mainland China to adopt this standard. Due the fact that our product has passed all of the applicable professional tests administered by the Chinese National Laboratory, we believe that our integrated electromechanical high-pressure electronically-controlled fuel injection system with common rail will fully meet the Euro III Emissions Standard in China once fully implemented. We hold exclusive intellectual property rights to the technology. We believe that only our electronically-controlled fuel injection systems with common rail can currently meet the Euro III and IV Emission Standards. With extensive implementation of the Euro III Standard in China, we believe that our product will be well positioned. We intend to achieve even higher standards (such as Euro IV and V Emission Standards) through technological up-grading. Furthermore, in light of the fact that the most comparable products used in China are produced by foreign companies such as BOSCH and DENSO, we believe there is no compatible domestic product has been put into production in China.
     Diesel Engine Products
     Our vehicle diesel engines with electronic protective units feature automatic protection for abnormal situations in the vehicle’s running process, including over-speed protection, low oil pressure protection, high water temperature protection, overload protection and low voltage protection. This can ensure an effective operation of the diesel engine without it being monitored. We have manufactured vehicle diesel engine products in small volume to supply the international market, and our technology has reached internationally advanced levels having achieved ISO9001 qualification. In the near future, we intend to strengthen our marketing and sales efforts in the international market for these products. Our diesel engine products generated thirty-five percent (35%) and thirty-three percent (33%) of the Company’s revenues in the fiscal years ended 2009 and 2008, respectively.
     We are currently devoting significant efforts to develop electronically-controlled non-vehicle diesel engines, including engines with electronic protecting units. Both are small and medium-sized non-vehicle diesel engines (12kW~250kW). Our non-vehicle diesel engine products currently include four-cylinder and six-cylinder engines, with output power ranging from 15kW to 250kW. These products have been widely used to power generators, agricultural machinery and construction machinery. Our product models are as follows:
•	For power generators: K4100D\K4100ZD\R6105ZD\R6113ZLD\HR6126CD

•	For construction machinery: K4100G\K4100G2\R6105G\R4100Y\HR6126G

•	For agricultural machinery: R4105T\R6105K
     Due to intense market competition with respect to vehicle diesel engines, some large diesel engine enterprises such as Weichai Power Co., Ltd. and Shanghai Diesel Engine Co., Ltd. focus on producing vehicle diesel engines. We have not been able to identify any leading enterprises that produce non-vehicle diesel engines in China according to our research regarding the national industrial market. Therefore, the Company intends to create such a market through the production of small and medium-sized non-vehicle diesel engines.
     Our Generator Products
     Diesel generators have traditionally been in a short supply in China. From 2004 to 2005, diesel generators were out of stock in the Chinese market and remain a scarce commodity as described in China Statistical Yearbook 2005. In China, the annual demand for diesel generators is approximately 500,000 sets according to national industrial market research in 2008. Our Company receives orders for 80,000 sets each year however our production capacity is only about 20,000 sets each year. Therefore, the demand for our generator products greatly exceeds the supply. Our generator products generated twenty-one percent (21%) and thirty-one percent (31%) of the Company’s revenues in the fiscal years ended 2009 and 2008, respectively.

     Furthermore, the net profit of such product can reach approximately 15%, so the profit margin is very attractive. According to an authoritative investigation, China’s power demand has increased by 20% each year however the power supply increased only by 2% each year over the past 5 years quoted from the China industrial Statistical Yearbook. We are therefore optimistic that demand for diesel engines for power generation and engineering construction may see significant growth over the next ten years. Our diesel generator set can meet extensive service requirements and may be used for:
•	basic energy supply of public facilities to meet power demands;

•	emergency power supply of public facilities to provide uninterrupted power supply to workshops, public utilities and commercial mansions;

•	mobile and portable power supply;

•	auxiliary power supply for ships to meet power needs of auxiliary devices;

•	peak load absorption units to absorb peak loads at peak hours; and

•	joint power and heat supply units to provide power, heat and cold energy to office buildings.
     We are currently developing an “intelligent” generator set which is a fully automatic intelligent power station that integrates self-monitoring, site machine room monitoring and remote computer monitoring. Such generator implements full automatic control at the start-up phase, shut-down phase, state monitoring and on-line control. This product is suitable for self-closing unit control systems under unmanned operation or remote computer operations. Its specific advantages are as follows:
•	Automatic start or the occurrence of electricity failure and automatic connection with civil power network. When the external power supply recovers, the product may automatically shut down. As a result, it is suitable for use in hospitals, banks, machine rooms, communities and hotels;

•	Four self-protection functions. In the event of excessively high water temperature, high oil temperature, low oil pressure, over-speed, overload on account of loss of pressure, or short circuit and start failure, the protection device will give sound and light warnings and automatically stop the machine.

•	Remote control function. The unit has a remote control interface and effectuates remote control, remote measurement and remote communication. This can automate office control of the unit “operation” and automated power station without human monitoring.

•	Intelligent fully-automatic remote control power station with low noise (green power supply). This unit is suitable for the user who requires strict noise control. The unit mute shell is made of high-quality steel plate, resistant to corrosion, with high-efficient acoustical material inside. This can effectively reduce noise. In addition, shock pack is installed at bottom of each unit to reduce the shock of unit.

Distribution Methods
     We have established nationwide marketing and after-sale service networks in China. We have established more than 20 branches throughout China, including Fu’an, Guangzhou, Dongguan, Jiangdu, Chengdu, Chongqing, Kunming, Taiyuan, Shenyang, Changsha and Urumchi. The Company employs agents throughout China, who receive commissions on the amount of products that they help the Company to sell. Agreements with such agents are generally formed during national trade fairs or other types of trade exhibitions. We pay for transportation expenses and the products are generally delivered via road vehicles.
     Mobile technicians operate our after-sales network. Each is assigned to a different geographical area.
     For the fiscal years ended June 30, 2008 and 2009, distribution of our products through our three largest distributors accounted for approximately 30% and 40% of our total annual sales, respectively. For the three months ended September 30, 2009, distribution for our products through our three largest distributors accounted for approximately 50% and 50% of our total quarterly sales, respectively.
Sources and Availability of Raw Materials from Suppliers
     No single supplier accounted for more than 10% of the Company’s purchases and accounts payable for the years ended June 30, 2009 and 2008. The Company had one supplier who accounted for 12.2% of the Company’s total accounts payable for the three months ended September 30, 2009.
Key Customers
     No single customer accounted for more than 10% of the Company’s total revenue or accounts receivable for the years ended June 30, 2009 and 2008, or the three months ended September 30, 2009.
Competition and Market Share
     The following sections discuss the competitive environment that the Company navigates with respect to its fuel injection system, diesel engine and generator products.
     Fuel Injection Systems Market
     According to our market research, there are more than 70 companies that produce fuel injection systems in China (with the exception of small enterprises that are specialized in rough manufacturing for the large and medium-sized oil pump and nozzle enterprises). In 2006, the whole industrial sector manufactured 2,850,000 multi-cylinder injection pumps, more than 22,000,000 injector assemblies and realized sales incomes of RMB7 billion (US$1.029 billion ).
     In 2008, there were considerable heavy-duty truck overloads in many districts (trucks filled beyond their mandatory capacity limit). In order to maintain the restrictions on overruns and overloads, China’s Ministry of Transport has stressed the importance of strengthening restrictions on overruns and overloads so that greater safety may be achieved. Undoubtedly, such news favors the market of 12~19t which had not been prosperous in the past.
     The rural transport markets and urban logistics markets have great demand for light trucks, specifically special light trucks. As discussed in the China Vehicle Report (2009.Oct), light trucks are becoming a popular form of rural transporting because they are environment friendly, have high maneuverability and good safety records. This contributes to the increase in the sales volume of light truck. In addition, the upgrading of agricultural trucks and an increase in income of farmers may improve the demand for medium-sized trucks. As coal, power and oil industries continue to expand, a demand for heavy and medium-duty trucks are likely to expand. Moreover, China’s heavy-duty trucks have high performance-price ratios, and the prices present an advantage in the global market.

     China strengthened the construction and improvement of its public bus system, which may contribute to an increase in the development of urban buses. In addition, the tourism industry has become increasingly prosperous in China, which promotes a demand for tourist buses. The majority of public and tourist buses are large-scale passenger buses, as a result of our products usefulness for these vehicles, we believe that our products will continue to sell well for such purposes.
     Despite rapid growth of China’s diesel engine vehicles, the fuel injection systems mostly adopt foreign technology and imports from foreign countries. And now, some Chinese manufacturers are developing diesel engines for cars, but there will be quite a few years before industrial production occurs. Therefore, our future objective is to realize localization of fuel injection systems and lead the market.
     As emission controls become much strict, electronically-controlled fuel injection systems will likely be in great demand. In China, some universities and hi-tech enterprises have conducted experimental research in electronically-controlled fuel injection systems, but few have achieved substantial progress. It is estimated that there will be an increase in production of electronically-controlled fuel injection system products in the following three to seven years.
     We do not hold a significant or reportable share of the fuel injection system market. Currently, domestic fuel injection systems face competition from large international enterprises. BOSCH Automotive Diesel Systems Co., Ltd. is a joint stock company invested by BOSCH and Weifu Group, which produces injector assemblies, injection coupling components and electronically-controlled fuel injection systems. Depending on advanced technology and strong capital strength, BOSCH Automotive Diesel Systems Co., Ltd. intends to monopolize China’s fuel injection system market. In addition, DENSO (Japan) and Shanghai Yiwei jointly invested to establish DENSO (Shanghai) Fuel Injection System Co., Ltd. Once the Chinese market needs electronically-controlled fuel injection system products, DENSO will hold the aforesaid company and its product will enter into Chinese market through such company. Meanwhile, Delphi Corporation is also seeking opportunities to establish a wholly-controlled or joint venture company. These large international companies are all attracted to the Chinese market. However, due to high prices of their products, customers are unable to purchase them. This leaves a tremendous opportunity for our products.
     Diesel Engine Market
     Diesel engines are the main power source for automobiles, agricultural machinery, construction machinery, ships, diesel locomotives, geological and oil drilling, military equipment, general-purpose machinery, mobile and spare power stations. As a result, the development of the diesel engine industry has an important impact on China’s industry, agriculture, transportation, national defense construction and the life of urban and rural residents.
     We do not hold a significant or reportable share of China’s diesel engine manufacturing market. However, we believe that the demand for energy saving and emissions reduction bring tremendous opportunity to the engine industry and our business. Electronically-controlled fuel injection systems are the heart of diesel engines and they directly control the emissions level and comprehensive performance of engine. With China’s formal implementation of the National Standard III Emission regulation (the Euro III Emissions Standard equivalent in China) on July 1, 2007, electronically-controlled fuel injection systems are likely to replace mechanical fuel injection systems. Driven by the continuously increasing engine market, the demand for electronically-controlled fuel injection systems for diesel engines keeps growing. As a result of the issuance of the national supporting policy and measures and the improvement of laws and regulations, we believe that the domestic market of electronically-controlled fuel injection system of diesel engine will receive a great development opportunity.
     As a result of China’s Eleventh Five-Year Plan, the annual demand for single-cylinder diesel engine is about 9,000,000~10,000,000 sets; the annual demand for multi-cylinder engine installed in agricultural vehicles, large and medium-sized tractor and large agricultural machinery is approximately 880,000 ~ 1,100,000 sets; for automobiles, about 2,400,000~2,500,000 sets; large and medium-sized construction machinery, about 500,000 sets; large and medium-power ship and generators, approximately 500,000~700,000 sets. It is expected that in 2009 the diesel engine market will remain at a growth speed rate of ten percent (10%).
     In 2008, 8,700,000 single-cylinder diesel engines were manufactured in China, totaling 115,000,000kW; 2,100,000 multi-cylinder diesel engines were manufactured, totaling 135,000,000kW; both are 10,800,000 sets, totaling 250,000,000kW, accounting for ninety percent (90%) of total quantity of diesel engines and more than sixty percent (60%) of the total power in China. Single and multi-cylinder diesel engines make up the largest portion of China’s diesel engine industry and even combustion engines.
     Our energy-saving diesel engines are mostly aimed at small agricultural machinery, construction machinery, small and medium-sized ship and generator sets. However, we believe that under the promotion of China’s policy for stimulating domestic demand and improving rural labor force, the market demand for diesel engines will keep increasing with the increase in the need of the abovementioned equipment.
      Agricultural Machinery
     Total demand for large and medium-sized tractors continued to rise in 2008, accompanied by a drop in demand for small four-wheel tractors and walking tractors. In 2008, the accumulated sales volume of various harvesting machinery increased by 1.33% from the same period in the previous year. The combustion engine market grew in coordination with agricultural, livestock, processing, transporting and construction machinery.
     In 2008, China’s major agricultural machinery exporting enterprises cumulatively realized an export value (with the exception of combustion engine) of 20.19% up from the same period in the previous year.
     In 2008, the Chinese central government issued policies in favor of agriculture. This pushed forward the development of the market. The government subsidy for agricultural machinery stimulated market demand. Since China’s implementation of a subsidy policy for purchasing agricultural machinery in 2004, the central financial subsidy was increased by 190.48% every year on average, and exceeded RMB4 billion in 2008, with the subsidy’s scope expanding from sixty-six main grain production counties in sixteen provinces, regions and municipalities in 2004 to all agricultural livestock counties (farms) in 2008. More farmers and herdsmen benefited from the subsidy, and the types of subsidized implements increased to nine varieties including thirty-three types. Moreover, local governments are permitted to include on their own five other types of implements into the subsidy list. In 2008, some provinces further expanded the tractor subsidy to 25~30 horsepower medium-power and walking tractors and some increased subsidies for corn harvesters and transplanters. This promoted a rapid growth in the sales volume of large and medium tractors, walking tractors, rice harvesters, corn harvesters and transplanters in 2008.
     In addition 2008 saw an increase in farmers’ purchasing power. With an increase in farmers’ incomes and purchasing power, a tide of renewing agricultural machinery emerged in many districts.
     Having analyzed the macroscopic economic environment and development of the agricultural machinery market in the world and in China, we think the macroscopic economic environment of agricultural machinery will be more favorable in the future.
     We believe that the main drivers promoting the growth of agricultural machinery market will include: (1) subsidies to agricultural machinery which will promote a continuous growth in the demand for large-power tractors; (2) the gradient replacement of small tractors with large and medium-power tractors will be an important driving force in the market; and (3) remote regions will be in rising demand.

     Construction Machinery
     The following is our analysis with respect to several industrial investments that have played a major role in promoting the construction machinery market development, from which we may see the demand tendency of the construction machinery market in China.
     Railway Construction
     There was an investment of RMB200 billion into the Beijing-Shanghai High-speed Railway, which made it the largest project in 2008 (and such project is scheduled for completion in 2009). In addition, nine more railways, including the Beijing-Shijiazhuang, Shijiazhuang-Wuhan and Tianjin-Qinhuangdao railways, will begin construction, one after another in 2009, covering total miles of 4,100km. Tracks are now being laid for special passenger transportation lines including Wuhan-Guangzhou, Shijiazhuang-Taiyuan, Yichang-Wanzhou, Ningbo-Taizhou-Wenzhou, Wenzhou-Xiamen, Qingdao-Jinan which travel at speeds of 300km/h and above. The tracking mileage for these trains will reach 7,300km.
     It is estimated that in 2010 China’s total railway mileage will increase from the present 78,000km to over 90,000km. At that time, special passenger lines with speeds exceeding 200km/h will be 7,000km long and total constructed passenger lines will reach 9,700km.
      Rural Road Construction
     With respect to rural road construction, during the “Eleventh Five-Year Plan”, the Ministry of Transport will carry out a construction project worth RMB100 billion to rebuild more than 500,000km asphalt roads. The government will also invest RMB40 billion to implement a project that will result in roads being built in all suitable towns and villages. It is estimated that in the following five years, the mileage of roads built in rural areas will reach 810,000km, including approximately 200,000km in eastern China, about 500,000km in central China and about 110,000km in western China (excluding village to village roads).
     According to the plan, in 2020, asphalt roads will be built in all suitable towns and villages and the total mileage of rural roads will reach 3,700,000km, with 600,000km road newly added.
     Water Conservation and Hydroelectricity
     We believe that by 2015, water conservation and hydroelectricity will be still at a peak. The Middle and Long-term Development Planning for Renewable Energy report prepared by the National Development and Reform Commission, has planned for an increase in China’s hydroelectricity installed capacity to 190,000,000 kW in 2010 and 300,000,000kW in 2020.
     During the “Eleventh Five-Year Plan”, RMB800 billion will be invested in water conservation and hydroelectricity construction, in which construction equipment procurement will account for 30% of total investment. Generally, the construction period of large-scale water conservation is about 6~7 years, the long term plan makes it less affected by macroscopic economic adjustments.
     Civil and Urbanization Construction
     In order to resolve the traffic problem which exists in developed cities, urban track construction (subway and light track) is becoming a hot bed of civil construction. This year, Zhengzhou, Wuhan, Guangzhou and Suzhou will initiate track construction projects.

     In 2010, the World Exposition will be held in Shanghai where significant civil construction will take place. For Expo Shanghai 2010, the total floor area of exhibition halls will reach 800,000m2, and RMB10 billion will be invested, plus RMB20 billion invested in site development. The total investment in Expo Shanghai 2010 will reach RMB30 billion.
     Metallurgical Industry
     In 2003, China’s metallurgical industry experienced a decrease in construction, so the investment speed may decrease in the future, but a certain construction scale will still remain. A few examples of outstanding construction projects are, the relocation of Shougang Group (Caofeidian project), expansion and reconstruction of Bao Steel, expansion of Ningbo steel, Zhangjiagang Shagang Group, Zhanjiang steel, Guangxi steel and Shandong Laigang Group. In addition, some nonferrous smelting projects are also being constructed with a certain scale.
     Petrochemical Projects
     According to China’s national planning, China will construct thirty sets of ethane projects (1 million t/a) and thirty sets of oil refining projects (10 million t/a) in the following ten years. In addition, as a result of a shortage in oil, the central government is providing support to the coal chemical industry. Currently, there are fewer than ten sets of ethane production units each with 1 million t/a production capacity in China. There will be two sets of production units constructed each year in the future. Similarly, there are only about ten sets of oil refining units each with 10 million t/a production capacity in China, and in the following several years, there will be two sets of production units constructed each year.
     As a result of the national economy or the domestic and foreign economic environment, the industry of construction machinery has experienced rapid development. According to an estimate made by China Construction Machinery Association based upon the production and sales information in 2008, the sales revenue of construction machinery in 2009 will reach RMB300 billion, export volume will exceed USD12 billion, and the export volume will account for twenty-five (25%) of total sales volume.
     From the above data, the demand for diesel engines installed in construction machinery has been increasing and will likely continue to increase for the next three to five years.
     Diesel Generator Market
     In China, a series of factors, including (1) the policy for stimulating domestic demand, (2) accelerating development in Central and Northern China, (3) promoting urbanization, (4) reconstruction after national disasters and (5) the upgrading of railways and power grids will likely result in an increase in investment in China which in turn will undoubtedly promote the development of the equipment industry. According to the China Machinery Industry Association’s initial estimate in 2009, in China, the demand for diesel generators will increase by twenty percent (20%) each year, and the annual market demand should be 2,000,000 sets. Demand for power increases by twenty percent (20%) every year, but power supply increases only by two percent (2%). As a result, diesel engines for power generation and construction could be prevalent in the next 10 years.

     As of the date of this Report, the Company does not hold a significant or reportable share of China’s generator manufacturing market.
     From 2004 through 2005, diesel generator sets have been out-of-stock in the Chinese market and still today, there is a high demand for diesel generator sets. China’s annual demand for diesel engines is approximately 500,000 sets. Our annual orders are for 80,000 sets, despite our present production capacity of 20,000 sets. Therefore, our diesel engine production cannot meet market demand.
Employees
     As of September 30, 2009, the Company had 426 full-time employees.
Intellectual Property
     The Company holds the exclusive right to use the electronic control fuel injection system with common rail technology which was developed by Tianjing University. On December 29, 2003, the Company entered into a Business Proposal on Co-development for the Electronically-Controlled Fuel Injection System with Common Rail for Diesel Engines with the State Key Laboratory for Internal Combustion Engine and Combustion of Tianjin University. Such agreement was supplemented on December 12, 2009. Such agreement, in reliance on the Certificate for Patent of Utility Model “New Model of Electronically-Controlled Fuel Injection System with Common Rail” held by Tianjin University, has granted to the Company an exclusive right to use the patent of the utility model for the life of the patent.
     The Company holds the rights to a character mark, which has been registered with the proper regulatory authority in China.
     The Company holds the rights to the website address located at http://www.chinaxinde.cn/
Honors and Certificates Company’s Qualification and Honors
     The Company has received various honors and achieved certain qualifications with respect to conducting its business. The list below details certain of such honors and qualifications:

•	The Company’s products have been bestowed the titles of “Shandong High-quality Product” and “High-quality Product with Ministry of Machinery”;

•	The Company earned the national quality prize of “Gold Dragon” for its ninety-five series of injector assemblies;

•	The Company has been dubbed a “Double-Guaranteed Quality and Reputation Enterprise”, by the China Association for Quality Promotion;

•	The Company has been named a “Chinese Famous Brand”, by the China Market Investigation Center for Famous Products;

•	The Company has been recognized with the Title of Model Enterprise of Credit for Chinese automobile part enterprises;

•	The Company has been recognized as a National Quality Guarantee and Credit Demonstration Unit; and

•	The Company has been named a “Contract-Honoring and Faith-Keeping Enterprise”, by the Weifang Bureau of Industry and Commerce.
Compliance with Environmental Regulations and Other Laws
     Environmental Regulations
     The Industrial Development Policy for Automobiles issued by the State-owned Assets Supervision and Administration Commission in 2009 states that attention should be focused on the development of diesel engine technology for car in automobile industry with consideration of the national strategy for adjustment of energy structure and the requirements for emission standard. Apparently, this is a recognition and support for the development direction of diesel oil-consumed cars. Also, in the Technical Policy for Prevention and Treatment of Pollutant Emission by Diesel Engine Vehicle issued by the Ministry of Environmental Protection in 2003, it stated that no discriminative policy should be adopted with regard to the production and use of diesel engines that have advanced technology and low pollutant emission. This reflects the Chinese government’s encouragement for the development of reliable diesel engine vehicles with low-energy consumption and low pollution and also gives powerful support to diesel engine vehicles that use advanced technology and meet emission standards. At the same time, the aforesaid Technical Policy also stresses that in regarding the adverse effects of the emission of diesel engine vehicles and the pollutants produced by its secondary reaction in air on human health and ecological environment, the emission of new diesel engine vehicles and vehicle diesel engines must meet the national or local emission standards, or it may not be manufactured, sold, or used. Presently, China’s emission standard for diesel engine vehicle is only equivalent to the Euro I Standard, which is behind the international level and must be enhanced gradually.
     We believe that China’s central government will keep strengthening the requirements for control over the pollutant emission of diesel engine vehicles to reduce environmental pollution. The Technical Policy requires the Euro III Standard must be reached in 2008 and meet the international level after 2010. This shows China’s principle and decision for accelerating emission laws to meet the international standard. China’s emission control is ten years behind other developed countries, so there is a big gap between China’s standard and the standard. On the other hand, it will be a great task to improve the technical levels, apply electronic control, develop outboard processing technology and upgrade fuel quality. The Technical Policy clearly states that China will adopt preferential tax and other economic policies to encourage the production and use of diesel engine vehicles and diesel engines that can meet the emission standard ahead of time. This means enterprises may be partly exempt from tax on account of producing advanced diesel engine vehicles or diesel engine.

     The policy-based subsidy to purchase agricultural machinery sharply increased from RMB70 million (US$50 million) in 2004 to RMB13 billion (US$150 million) in 2009. Under the promotion of high capital subsidy, China’s agricultural equipment industry plays a benign role in the market of agricultural engine, thus pushing forward the whole development of the diesel engine industry.
     General Business Licenses
     According to certain corporate laws of the PRC, in order to be a lawfully established company in China, the relevant corporate registration authority shall issue a business license, the date of which shall be the date of the establishment of the company. The company business license must state the name, domicile, registered capital, actually paid capital, business scope and the name of the legal representative of such company. If any of the items as stated in the business license is changed, the company must modify the company’s registration, and the company registration authority shall issue a new business license. We believe we have all business licenses to operate our business and that all such business licenses are in good order in accordance with the applicable PRC corporate laws
     Environmental Reports, Certifications and Licenses
     According to certain environmental laws and regulations in China, the Department of Environmental Protection Administration under the State Council shall, in accordance with the national standards for environment quality and China’s economic and technological conditions, establish the national standards for the discharge of pollutants. The People’s Governments of Provinces, Autonomous Regions and Municipalities directly under the Central Government may establish their local standards for the discharge of pollutants for items not specified in the national standards. With regard to items already specified in the national standards, they may set local standards, which are more stringent than the national standards, and report the local ones to the Department of Environmental Protection Administration under the State Council for the record. Units that discharge pollutants in areas where the local standards for the discharge of pollutants have been established shall observe such local standards.
     The Construction Project Environmental Impact Report Form, which is the environment license applicable to the Company’s common rail electronic control fuel injection system manufacturing program, was approved as satisfying the national and local environmental standards by the Economic and Technological Development Zone of Weifang City as of December 2007.
RISK FACTORS
     The financial condition, business, operations, and prospects of the Company involve a high degree of risk. You should carefully consider the risks and uncertainties described below, which constitute the material risks relating to the Company, and the other information in this Report. If any of the following risks are realized, the Company’s business, operating results and financial condition could be harmed and the value of the Company’s stock could suffer. This means that investors and stockholders of the Company could lose all or a part of their investment.
RISKS RELATING TO THE PEOPLE’S REPUBLIC OF CHINA
     The operations of the Company are wholly conducted in the PRC. Accordingly, its businesses, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and by the general state of the PRC economy.

Certain political and economic considerations relating to China could adversely affect our Company.
     The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved.
     Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.
The Chinese government exerts substantial influence over the manner in which we must conduct our business activities which could adversely affect our Company.
     China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and State ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.
     Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in China.
The Chinese legal system has inherent uncertainties that could limit the legal protections available to you.
     The Company’s contractual arrangements in China are governed by the laws of the PRC. China’s legal system is based upon written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited value as precedents. Since 1979, the Chinese legislative bodies have promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties, and therefore you may not have legal protections for certain matters in China.
Our assets are located in China, as a result any dividends of proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.
     Our assets are located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payments will be subject to the decision of our Board and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payments and liquidation.

Future inflation in China may inhibit our activity to conduct business in China.
     In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as 2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and control inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China and thereby harm our business operations.
Currency conversion and exchange rate volatility could adversely affect our financial condition.
     The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China (PBOC) publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.
     Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises (“FIEs”), for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.
     Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.
     Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.
     Since 1994, the exchange rate for Renminbi against the United States dollars has remained relatively stable, most of the time in the region of approximately RMB8.28 to US$1.00. However, in 2005, the Chinese government announced that would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. Dollar. As our operations are primarily in China, any significant revaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.
     The value of our Common Stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our Common Stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our Common Stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our China operations would be reduced.
You may experience difficulties in effective service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us.
     We conduct our operations in China and some of our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon such directors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our Chinese counsel has advised us that China does not have treaties with the U.S. and many other countries that provide for the reciprocal recognition and enforcement of judgment of courts. As a result, recognition and enforcement in China of judgments of a court of the U.S. or any other jurisdiction in relation to any matter may be difficult or impossible.
Our significant amount of deposits in certain banks in China may be at risk if these banks go bankrupt during our deposit period.
     We had approximately US$183,737 at September 30, 2009 in banks in China. Historically, deposits in Chinese banks are secure due to the state policy on protecting depositors’ interests. However, China promulgated a new Bankruptcy Law in August 2006, which became effective on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the new Bankruptcy Law, a Chinese bank may go bankrupt. In addition, since China’s concession to WTO, foreign banks have been gradually permitted to operate in China and have been severe competitors against Chinese banks in many aspects, especially since the opening of Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy of those banks in which we have deposits has increased. In the event of bankruptcy of one of the banks which holds our deposits, we are unlikely to recover our deposits back in full since we are unlikely to be classified as a secured creditor based on PRC laws.
RISKS RELATING TO OUR BUSINESS
We Cannot Predict Whether We Will Meet Internal or External Expectations Of Future Performance.
     We believe that our future success depends on our ability to significantly increase revenue from the sale of our diesel power products. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies with a limited operating history. These risks include our ability to:
•	offer new and innovative diesel power products;

•	respond effectively to competitive pressures and address the effects of strategic relationships or corporate combinations;

•	maintain our current, and develop new, strategic relationships with customers and suppliers;

•	increase awareness of our products and continue to build customer loyalty; and

•	attract and retain qualified management, consultants and employees.
Our business and growth could suffer if we are unable to hire and retain key personnel that are in high demand.
     We depend upon the continued contributions of our senior management and other key personnel, including external experts and advisers. The loss of the services of any of our executive officers or other key personnel could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man insurance on the lives of these individuals at present. As we plan to expand, we will have to attract managerial staff. We may not be able to identify and retain qualified personnel due to our lack of understanding of different cultures and lack of local contacts. This may impede any potential expansion. Our future success will also depend on our ability to attract and retain highly skilled and qualified technical, engineering, managerial, finance, marketing, security and customer service personnel in China. Qualified individuals are in high demand, and we may not be able to successfully attract, assimilate or retain the personnel we need to succeed.
We will face project management risk, which could harm our business.
     The electronically-controlled fuel injection system (with a common rail powered by diesel engine) which the Company plans to put into production, via financing, consists of four (4) key components; high-pressure fuel pump assembly, common-rail tube assembly, electronically-controlled injector assembly, and electric control units (ECU). In order to reach an annual production capacity of 200,000 units, at the first stage of the project construction, three hundred (300) acres of land will be required to build a workshop, office and other auxiliary facilities consisting of 40,000 square meters, and to build eight production lines, three assembly lines, and six test lines. The Company will need to purchase 282 various types of imported and domestic equipment and machinery. Therefore, to ensure reasonable control of the quality and progress of the construction and the progress and coordination of the Company’s supporting facilities, and the completion of the entire project as scheduled, full communication and coordination with respect to construction and scheduling among the construction organizations will be required, equipment manufacturers and installation organizations and technology development institutes on civil works, orders of imported or domestic ancillary equipments, commissioning of relevant technical maintenance and debugging until mass production and sales. Also, there are certain risks with respect to the funding of the project. If the initial funding is not timely and sufficient in amount, the construction schedule will be negatively affected. Since all these considerations will affect the profitability of the project, the Company’s profitability in the initial period of the project construction will most likely remain stagnant, generally or rise slightly, so that there will not be considerable growth in short term.
If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.
     We may experience increased capital needs and we may not have enough capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the success of our competitors; (iii) the amount of our capital expenditures; and (iv) new investments. We cannot assure you that we will be able to obtain capital in the future to meet our needs.
If we cannot obtain additional funding, we may be required to:
•	reduce our investments;

•	limit our expansion efforts; and

•	decrease or eliminate capital expenditures.
     Such reductions could materially adversely affect our business and our ability to compete. Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.
If we fail to successfully develop and introduce new products, our competitive position and ability to generate revenues could be harmed.
     We continue to develop new products. The planned timing or introduction of new products is subject to risks and uncertainties. Actual timing may differ materially from original plans. Unexpected technical, operational, distribution or other problems could delay or prevent the introduction of one or more of our new diesel related products. Moreover, we cannot be sure that any of our new products will achieve widespread market acceptance or generate incremental revenue. If our efforts to develop, market and sell new products to the market are not successful, our financial position, results of operations and cash flows could be materially adversely affected, the price of our Common Stock could decline and you could lose part or all of your investment.
We may not be able to adequately protect our intellectual property, which could cause us to be less competitive.
     We rely on a combination of trademark, patent and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products and technology. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriations of our products and technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.
We may be expose to infringement claims by third parties, which, if successful, could cause us to pay significant damage awards.
     Third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing products and technology or license the infringed or similar product or technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar product or technology, license fees could be substantial and may adversely affect our results of operations.
We may be classified as a passive foreign investment company, which could result in adverse U.S. tax consequences to U.S. investors.
     Based upon the nature of our income and assets, we may be classified as a passive foreign investment company, or PFIC, by the United States Internal Revenue Service for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences to you. For example, if we are a PFIC, our U.S. investors will become subject to increased tax liabilities under U.S. tax laws and regulations and will become subject to more burdensome reporting requirements. The determination of whether or not we are a PFIC is made on an annual basis, and those determinations depend on the composition of our income and assets, including goodwill, from time to time. We intend to operate our business so as to minimize the risk of PFIC treatment, however you should be aware that certain factors that could affect our classification as PFIC are out of our control. For example, the calculation of assets for purposes of the PFIC rules depends in large part upon the amount of our goodwill, which in turn is based, in part, on the then market value of our shares, which is subject to change. Similarly, the composition of our income and assets is affected by the extent to which we spend the cash we have raised on acquisitions and capital expenditures. In addition, the relevant authorities in this area are not clear and so we operate with less than clear guidance in our effort to minimize the risk of PFIC treatment. Therefore, we cannot be sure whether we are not and will not be a PFIC for the current or any future taxable year. In the event we are determined to be a PFIC, our stock may become less attractive to U.S. investors, thus negatively impacting the price of our stock.
Environmental compliance and remediation could result in substantially increased capital requirements and operating costs which could adversely affect the success of our business.
     The Company is subject to numerous Chinese provincial and local laws and regulations relating to the protection of the environment. These laws continue to evolve and are becoming increasingly stringent. The ultimate impact of complying with such laws and regulations is not always clearly known or determinable because regulations under some of these laws have not yet been promulgated or are undergoing revision. Our consolidated business and operating results could be materially and adversely affected if the Company were required to increase expenditures to comply with any new environmental regulations affecting its operations.
Our sales are dominated by sales in China, as a result, if demand for our products in China declines, our business could be negatively impacted.
     We expect that the domestic market in China will continue to be the Company’s major market. Our business is therefore heavily depends on the demand for diesel power products in China and the domestic market prices of these products. In the event that there is any material adverse change in the level of the demand for diesel power products in China, or there are significant price fluctuations in China, our performance could be adversely affected.
     Our performance in the future will greatly depend on our ability to develop and launch new products. Changes in technologies may render our products obsolete and our performance in the future will be significantly dependent on our ability to develop and launch new products. There can be no assurance that our research and development efforts will be successful or completed within the anticipated timeframe and yield effective results. Moreover, there can be no assurance that any research and development project undertaken by us will result in commercially viable products. Unsuccessful development efforts and launches of new products could adversely affect our performance and our ability to compete.
Environmental risks associated with the production of diesel power products could result in civil claims, fines or other sanctions against the Company.
     Solid waste, sewage and fumes may be generated during the production process of diesel power products. We are required to comply with the environmental laws, rules and regulations promulgated by the PRC government. These laws prescribe, among other things, the standards for the discharge of solid waste, sewage and fumes. In addition, these laws, rules, and regulations empower the local PRC governments to impose sanctions on enterprises failing to comply with such laws, rules and regulations.
     Although we have adopted preventive measures, inherent risks involved in our production activities cannot be completely eliminated. As our production may cause pollution to the environment and may affect the health of our employees and the residents nearby, we may be subject to civil claims for compensation or administrative sanctions such as fines or discontinuation of production activities. If there is any legal action initiated against us on any alleged violation of environmental protection laws and regulations, or that our production discharge results in any harmful impact on any person, our business could be materially and adversely affected. There can be no assurance that the relevant governmental authorities and other people would not take actions against us for our past, present and future business operations. We have not maintained any insurance coverage for these possible claims due to environmental related matters, as our Directors are not aware of such type of insurance to be available in China.
There is a risk of fluctuation in the prices of raw materials, which may adversely impact our business.
     If raw materials are in short supply and the dependence on imports leads to higher prices, it will directly affect the manufacturing cost of our products and adversely influence the Company’s operating results.
Market demand for diesel power product may change which, in the event of a decrease, could adversely impact the demand for our products.
     The Company’s leading products mainly support the fields of automotive, engineering machinery, ships and other power machinery and these products’ development relates closely with these fields. The fluctuation and cyclical tendency of downstream products in large enterprise markets and industries brings some risks to the profitability of the Company. Because energy-saving emission reduction oriented policies, cost-effective high-power engines have become popular in the industry and it is expanded to continue as a major trend. If these trends change, it may adversely affect the business of the Company.
Changes in the policies adopted by the PRC government relating to the diesel power industry may result in a decline in sales of our products.
     Our operations and financial results could be adversely affected by changes in the political, economic and social conditions in China or the relevant policies of the PRC government in respect of the use of diesel power. In the event that there is any unfavorable policy on the diesel power industry, sales of our products may decrease, and this could have a significant adverse impact on our business.
Competition in the diesel power industry in China may intensify, which may cause us to lose market share.
     The diesel-power industry in China, especially the core technology of electronically controlled fuel injection systems, is still controlled by large foreign-funded enterprises, BOSCH (Germany) and DENSO (Japan) or their subsidiaries. The Company’s independent intellectual property rights may potentially break the domination of foreign companies and may bring about restructuring in the industry and a re-division of market share; this may result in the risk of disorderly competition to a certain extent. As competition intensifies within the industry, as such, there may be intense price competition which could negatively affect the Company’s success.
Our business may be negatively affected by our over reliance on one main customer.
     Our main markets are in Shandong, Anhui, Henan, Hebei, and Jiangsu, which is also a market with fierce competition among major domestic diesel engine manufacturers. However, since the market capacity is relative, the increasingly fierce competition in the industry and the market may bring about changes to all competitors’ market share, which will have a significant impact on the operations of the Company.

RISKS RELATING TO OUR COMMON STOCK
Our common stock price is volatile and could decline in the future which could result in monetary losses for our investors.
     The stock market in general and the market price for other companies based in the PRC have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in China have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside of our control, could cause the price of our Common Stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our Common Stock:
•	announcements of technological innovations by us or our competitors;

•	our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	our financial position and results of operations;

•	litigation;

•	period-to-period fluctuations in our operating results;

•	changes in estimates of our performance by any securities analysts;

•	new regulatory requirements and changes in the existing regulatory environment;

•	the issuance of new equity securities in a future offering;

•	changes in interest rates;

•	changes in environmental standards;

•	investor perceptions of us and the shipping industry generally; and

•	general economic and other national conditions.
The trading market in our common stock is limited and may cause volatility in the market price which could result in monetary losses for our investors.
     Our Common Stock is not currently traded on a securities exchange. Holders of Common Stock may be unable to resell their shares at or near their original purchase price or at any price. In the absence of an active trading market:
•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our Common Stock may be limited; and

•	a lack of visibility for our Common Stock may have a depressive effect on the market for our Common Stock.
We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.
     In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of Common Stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.
Our common stock is considered a “penny stock” and as a result, related broker-dealer requirements affect is trading and liquidity.
     Our Common Stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the common stock trades at a price less than $5.00 per share; (ii) the common stock is not traded on a “recognized” national exchange; (iii) the common stock is not quoted on the NASDAQ Stock Market, or (iv) the common stock is issued by a company with average revenues of less than US$6,000,000 for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend our Common Stock to investors, thus hampering its liquidity.
     Section 15(g) and Rule 15g-2 require broker-dealers dealing in penny stocks to provide potential investors with documentation disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the documents before effecting any transaction in a penny stock for the investor’s account. Potential investors in our Common Stock are urged to obtain and read such disclosure carefully before purchasing any of our shares.

     Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.
     Compliance with these requirements may make it more difficult for holders of our Common Stock to resell their shares to third-parties or to otherwise dispose of them in the market or otherwise.
Shares eligible for future sale may adversely affect the market price of our Common Stock.
     From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. Any substantial sale of Wasatch’s Common Stock pursuant to Rule 144 may have an adverse effect on the market price of our Common Stock.
One stockholder exercises significant control over matters requiring stockholder approval, which could negatively impact other stockholders.
     After giving effect to the issuance of all the shares of Common Stock pursuant to the Exchange Agreement, one Stockholder (Welldone Pacific Limited) has voting power equal to seventy percent (70%) of our voting securities as of the date of this Report. This concentration of ownership in the Stockholder may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by stockholders other than the Stockholder.
We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.
     We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock.
     We may require additional financing to fund future operations, including expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of Common Stock, which could adversely affect the market price and the voting power of shares of our Common Stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of Common Stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.
Standards for compliance with Section 404 Of The Sarbanes-Oxley Act Of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.
     Rules adopted by the SEC, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of our assessment by our independent registered public accountants. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards and will impose significant additional expenses on us. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.
We do not foresee paying cash dividends in the foreseeable future.
     We have not paid cash dividends on our stock and we do not plan to pay cash dividends on our stock in the foreseeable future.
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
     The following table sets forth our selected consolidated financial and operating data for Weifang Xinde Fuel Injection System Co., Ltd. and the Subsidiaries, the wholly owned operating group of subsidiaries of Jolly as of the dates and for the periods indicated. The selected consolidated balance sheet data at June 30, 2009 and 2008 and the selected consolidated statement of operations data and the selected consolidated statement of cash flows data for the fiscal years ended June 30, 2009 and 2008 have been derived from our audited consolidated financial statements and related notes.
     The selected condensed and consolidated statement of operations data and the selected condensed and consolidated statement of cash flows data for the three month periods ended September 30, 2009 and 2008, and the selected condensed and consolidated balance sheet data as of September 30, 2009, have been derived from our unaudited financial statements contained. The selected audited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements at June 30, 2009 and 2008, and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of our financial position and operating results for the unaudited periods.

     The selected consolidated, and condensed and consolidated, financial and operating data as of and for any period are not necessarily indicative of the results that may be obtained for any future date or for any future period.
     You should read the following selected financial and other data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated, and condensed and consolidated, financial statements and related notes.

	Fiscal Year Ended		Fiscal Year Ended		Three Months Ended
	June 30, 2009		June 30, 2008		September 30, 2009
Revenues	US$	78,834,535	US$	74,543,141	US$	37,634,510
Net income	US$	5,838,842	US$	3,404,389	US$	4,426,736
Total assets	US$	51,383,248	US$	54,652,827	US$	65,046,400
Shareholders’ equity	US$	35,413,816	US$	33,435,042	US$	39,869,437
Cash flow used in operating activities	US$	9,703,586	US$	8,970,687	US$	437,337
     Set forth below are exchange rates of USD to RMB as of the latest practicable date as well as a history of exchange rates for the years 2008 and 2009, and the three months ended September 30, 2008 and 2009 (including the rates as of the end of each period and the average rates for 2008, 2009 and the three (3) months ended September 30, 2009). “Exchange Rate” means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The Average Rate means the average of the exchange rates on the last day of each month during a year (and the last day of each month during the three months ended September 30, 2009).

Date	Exchange Rate

June 30, 2008	6.8718
2008 Average Rate for the year ended June 30, 2008	7.2483
September 30, 2008	6.8551
2008 Average Rate for the three (3) month period ended September 30, 2008	6.8635
2008 Average Rate	6.93746
June 30, 2009	6.8448

Date	Exchange Rate

2009 Average Rate for the year ended June 30, 2009	6.8583
September 30, 2009	6.8376
2009 Average Rate for the three (3) month period ended September 30, 2009	6.8412
December 28, 2009 (Closing Date)	6.8365

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
Forward Looking Statements
     The following discussion of our financial condition and results of operations is based upon and should be read in conjunction with our consolidated financial statements and their related notes included in this Report. This report contains forward-looking statements. Generally, the words “believes”, “anticipates”, “may”, “will”, “should”, “expect”, “intend”, “estimate”, “continue” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the SEC from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.
Business Overview
     Prior Operations of Wasatch
     Wasatch was incorporated in Nevada in December 2006. The purpose of Wasatch was to engage in the restaurant business as a franchisee of BAJIO® Mexican Grill restaurants in the state of Idaho. In January 2007, Wasatch acquired rights under an area development agreement that permitted it to open additional BAJIO® restaurant locations in Southern Idaho, and in October 2007 Wasatch entered into a franchise agreement with respect to its first location in Boise, Idaho. Wasatch entered into a lease arrangement with respect to its first restaurant located at 1492 Entertainment Avenue, Boise, Idaho, furnished and equipped the space and opened the location for business in November 2007.
     As summarized in Item 1.01 above, as a result of the Exchange and the related change in the operations of Wasatch, Wasatch executed the Purchase Agreement to sell Bajio following the consummation of the Exchange. With the exception of those liabilities of Bajio, which such liabilities shall be satisfied or assumed pursuant to the terms of the Purchase Agreement on the closing date of that agreement, Wasatch had no liabilities on the Closing Date.
     The Exchange
     On the Closing Date, Wasatch entered into the Exchange Agreement with Jolly and the Stockholder. As a result of the Exchange, Wasatch acquired all of the issued and outstanding securities of Jolly from the Stockholder in exchange for forty-two million (42,000,000) newly-issued shares of Wasatch’s common stock, par value $0.001 per share. As of the Closing Date, the Stockholder owns seventy percent (70%) of the sixty million (60,000,000) shares of voting capital stock of Wasatch (which takes into consideration the cancellation of 13,038,692 shares of Common Stock in connection with the Exchange). As a result of the Exchange, Jolly became a wholly-owned subsidiary of Wasatch.
     Current Business of the Company
     Jolly is a company that integrates the production and marketing of non-vehicle diesel engine, diesel generator technology, injection pump, injector and three-coupling components, and agricultural machinery and construction machinery. Currently, the Company controls three affiliated operating enterprises including Hengyuan, Jinma, and Huaxin, and a unified development strategy for such entities has been created under the Company’s central leadership. Recently, the Company has developed an industrial chain for high-pressure common rail injection systems and a multi-cylinder diesel engine using diesel generator technology.

Summary of Significant Accounting Policies
     Economic and Political Risks
     The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.
     The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environmental and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.
     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates.
     Fair Value of Financial Instruments
     Accounting Standards Codification (“ASC”) 820-10 (formerly SFAS No. 157, Fair Value Measurements) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.
     These tiers include:
•	Level 1—defined as observable inputs such as quoted prices in active markets;

•	Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•	Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.
     The assets measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820-10 as of September30, 2009, June 30, 2009 and 2008 are as follows:

				Fair Value Measurements at Reporting Date Using
	Carrying			Quoted Prices in	Significant
	Value as of	Carrying	Carrying	Active Markets	Other	Significant
	September	Value as of	Value as of	for Identical	Observable	Unobservable
	30, 2009	June 30,	June 30,	Assets	Inputs	Inputs
	(Unaudited)	2009	2008	(Level 1)	(Level 2)	(Level 3)

Cash and cash equivalents	$183,737	$127,576	$164,435	$—	$—	$—
     Cash and cash equivalents consist primarily of highly rated money market funds at a variety of well-known institutions with original maturities of three months or less. The original cost of these assets approximates fair value due to their short-term maturity.
     Cash and Cash Equivalents
     For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank account in the United States of America.
     Inventories
     Inventories are stated at the lower of cost or net realizable value. The cost of raw materials is determined on the basis of weighted average. The cost of finished goods is determined on the weighted average basis and comprises direct materials, direct labor and an appropriate proportion of overhead.
     Net realizable value is based on estimated selling prices less any further costs expected to be incurred for completion and disposal.
     Prepayments
     Prepayments represent cash paid in advance to suppliers for purchases of raw materials.
     Plant and Equipment
     Plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided over their estimated useful lives, using the straight-line method. Leasehold improvements are amortized over the life of the asset or the term of the lease, whichever is shorter. Estimated useful lives are as follows:

Buildings	30 years
Machinery	10 years
Motor vehicles	5 years
Office equipment	5 years

     The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.
     Construction in Progress
     Construction in progress represents direct costs of construction or the acquisition cost of buildings or machinery and design fees. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until the assets are completed and ready for their intended use.
     Land Use Rights
     According to the laws of China, land in the PRC is owned by the government and cannot be sold to an individual or company. However, the government grants the user a “land use right” to use the land. The land use right granted to the Company is being amortized using the straight-line method over the lease term of fifty years.
     Impairment of Long-Term Assets
     Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in ASC360-10 (Formerly SFAS No. 144). The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. There was no impairment in 2009 and 2008.
     Revenue Recognition
     Revenue represents the invoiced value of goods sold, recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:
•	Persuasive evidence of an arrangement exists,

•	Delivery has occurred or services have been rendered,

•	The seller’s price to the buyer is fixed or determinable, and

•	Collectability is reasonably assured.
     The majority of the Company’s revenue results from sales contracts with distributors and revenue is recorded upon the shipment of goods. Management conducts credit background checks for new customers as a means to reduce the subjectivity of collectability.
     Retirement Benefits
     Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to expense as incurred. The retirement benefits expense are included in general and administrative expenses.

     Income Taxes
     Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.
     Foreign Currency Translation
     The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the year/period.

	September	June 30,	September 30,	June 30,
	30, 2009	2009	2008	2008
Period/year end RMB : US$ exchange rate	6.8376	6. 8448	6.8551	6. 8718
Period/yearly average RMB : US$ exchange rate	6.8412	6.8583	6.8635	7.2483
The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.
     Comprehensive Income
     Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain.
     Segment
     The Company operates in one business segment, the design, development, manufacture, and commercialization of fuel injection pumps, injectors, multi-cylinder diesel engines and small generator units mainly in the PRC. The sales of the Company outside of the PRC were insignificant for 2009 and 2008.
     Recent Accounting Pronouncements
     Effective January 1, 2009, the FASB issued ASC 810-10 (formerly SFAS No. 160), Noncontrolling Interests in Consolidated Financial Statements. This statement establishes accounting and reporting standards that require the ownership interests in subsidiaries’ non-parent owners be clearly presented in the equity section of the balance sheet; requires the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently; requires that when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value and the gain or loss on the deconsolidation of the subsidiary be measured using the fair value of any noncontrolling equity; requires that entities provide disclosures that clearly identify the interests of the parent and the interests of the noncontrolling owners. This statement is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008. The Company has determined that ASC 810-10 does not materially affect, or is reasonably likely to materially affect its financial statements.
     Effective January 1, 2009, the FASB issued ASC 815-10 (formerly SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133), which amends SFAS No.133 and expands disclosures to include information about the fair value of derivatives, related credit risks and a company’s strategies and objectives for using derivatives. ASC 815-10 is effective for fiscal periods beginning on or after November 15, 2008. The Company has determined that ASC 815-10 does not materially affect, or is reasonably likely to materially affect its financial statements.
     Effective January 1, 2009, the Company adopted ASC 815-40 (formerly Emerging Issues Task Force (“EITF”) Issue No. 07-05), Determining Whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock. ASC 815-40 addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which is the first part of the scope exception in paragraph 11(a) of FASB SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). If an instrument (or an embedded feature) that has the characteristics of a derivative instrument under paragraphs 6—9 of SFAS 133 is indexed to an entity’s own stock, it is still necessary to evaluate whether it is classified in stockholders’ equity (or would be classified in stockholders’ equity if it were a freestanding instrument). Other applicable authoritative accounting literature, including Issues ASC 815-40 (formerly EITF 00-19), Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, and ASC 815-40 (formerly EITF 05-2), The Meaning of “Conventional Debt Instrument” in Issue No. 00-19, provides guidance for determining whether an instrument (or an embedded feature) is classified in stockholders’ equity (or would be classified in stockholders’ equity if it were a freestanding instrument). The adoption of ASC 815-40 did not have a material effect on the condensed consolidated financial statement as of September 30, 2009.
     On April 1, 2009, the FASB approved ASC 805-20 (formerly FSP FAS 141(R)-1), Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, which amends Statement 141(R) and eliminates the distinction between contractual and non-contractual contingencies. Under ASC 805-20, an acquirer is required to recognize at fair value an asset acquired or liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value cannot be determined, the acquirer applies the recognition criteria in ASC 450-10 (formerly SFAS No. 5, Accounting for Contingencies and Interpretation 14, “Reasonable Estimation of the Amount of a Loss — and interpretation of FASB Statement No. 5,”) to determine whether the contingency should be recognized as of the acquisition date or after it. The Company is currently evaluating the potential impact of adopting this statement.
     ASC 320-10 (formerly FSP FAS 115-2 and FAS 124-2) amend the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. It did not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The Company is required to adopt this ASC for interim and annual reporting periods ending after June 15, 2009. This ASC does not require disclosures for periods presented for comparative purposes at initial adoption. This ASC requires comparative disclosures only for periods ending after initial adoption. The Company is currently evaluating the potential impact of adopting this statement.

     On April 9, 2009, the FASB also approved ASC 825-10 (formerly FSP FAS 107-1 and APB 28-1), Interim Disclosures about Fair Value of Financial Instruments to require disclosures about fair value of financial instruments in interim period financial statements of publicly traded companies and in summarized financial information required by ASC 825-10, Interim Financial Reporting. The Company is required to adopt this ASC for interim and annual reporting periods ending after June 15, 2009. This ASC does not require disclosures for periods presented for comparative purposes at initial adoption. This ASC requires comparative disclosures only for periods ending after initial adoption. The Company is currently evaluating the potential impact of adopting this statement.
Results of Operations
     Results of Operations for the Year Ended June 30, 2009 Compared To the Year Ended June 30, 2008
     The following table sets forth a summary of certain key components of our results of operations for the years indicated, in dollars.

	For The Years Ended June 30 (Audited)
	2009	2008
Revenues	$78,834,535	$74,543,141
Cost of sales	$68,142,558	$66,650,955
Gross income	$10,691,977	$7,892,186
Sales, marketing and distribution	$1,823,196	$2,228,926
General and administrative expenses	$769,673	$961,150
Operating income	$8,099,108	4,702,110
Other income, net	$38,735	$247,066
Interest expenses, net	($352,063)	($237,029)
Income before income taxes	$7,785,780	$4,712,147
Income taxes expenses	($1,946,938)	($1,307,758)
Net income	$5,838,842	$3,404,389
Other comprehensive income	$130,167	$831,961
Comprehensive income	$5,969,009	$4,236,350
     Revenues
     Revenues for the years ended June 30, 2009 and 2008 were US$78,834,535 and US$74,543,141, respectively. The increase in revenues of 5.76% was mainly attributable to an increase in market demand, the expansion of the Company’s sales network and the Company’s optimization of its manufacturing capacity. The adoption of Euro III Emissions Standard equivalent in China increased market demand with respect to environment friendly products as compared to traditional diesel engine pumps. As such, sales of our new environment friendly products increased, driven by such increased demand, and revenues increased as compared to past years.

     Cost of Sales
     Cost of sales for the years ended June 30, 2009 and 2008 were US$68,142,558 and US$66,650,955, respectively, and the cost rates were 86.44% and 89.41%, respectively.

	Year ended June 30,
	2009		2008
Operating Revenues	$78,834,535	100%	$74,543,141	100%
Cost of Sales	$68,142,558	86.44%	$66,650,955	89.41%
Gross Income Rate	$10,691,977	13.56%	$7,892,186	10.59%
     The cost rate decreased 2.97% during these years which was attributable to the Company reducing its costs with respect to the purchase of raw materials and parts.
     Depreciation and Amortization
     Depreciation expenses were US$237,456 and US$207,977 for the years ended June 30, 2009 and 2008, respectively.
     Net Income from Operations before Interest and Tax Expenses
     Net income from operations before interest and tax expenses were US$8,099,108 and US$4,702,110 for the years ended June 30, 2009 and 2008, respectively. Such increase was due to an increase in market demand, the expansion of the Company’s sales network and the Company’s optimization of its manufacturing capacity.
     General and Administrative Expenses
     General and administrative expenses were US$769,673 and US$961,150 for the years ended June 30, 2009 and 2008, respectively. This decrease in expenses is mainly attributable to the Company’s efforts to streamline its operations and meet its budgeted goals.
     Interest Expense, Net
     Interest expense was US$352,063 and US$237,029 for the years ended June 30, 2009 and 2008, respectively. Such increase was due to the fact that the Company increased its amount of outstanding bank loans as a result of the Company’s expansion of its production capacity with the addition of new production lines.
     Other Income, Net
     Other incomes were US$38,735 and US$247,066 for the years ended June 30, 2009 and 2008, respectively.
     Net Income
     Comprehensive Income was US$5,969,009 and US$4,236,350 for the years ended June 30, 2009 and 2008, respectively. Such increase was attributable to the Company’s expansion and development of new products as well as it taking advantage of opportunities within its market segments.
     Results of Operations for the Three (3) Months Ended September 30, 2009 Compared To The Three (3) Months Ended September 30, 2008

     The following table sets forth a summary of certain key components of our results of operations for periods indicated, in dollars.

	For The Three Months Ended September 30 (Unaudited)
	2009	2008
Revenues	$37,634,510	$18,515,433
Cost of sales	$31,642,335	16,140,415
Gross income	$5,992,175	$2,375,018
Sales, marketing and distribution	$433,004	$504,790
General and administrative expenses	$293,212	$296,431
Operating income	$5,265,959	$1,573,797
Other (expense) income, net	($5,263)	$2,972
Interest expenses, net	($106,323)	($102,140)
Income before income taxes	$5,154,373	$1,474,629
Income taxes expenses	($727,637)	($457,545)
Net income	$4,426,736	$1,017,084
Other comprehensive income	$28,886	$81,161
Comprehensive income	$4,455,622	$1,098,245
     Revenues
     Revenues for the three (3) months ended September 30, 2009 and 2008 were US$37,634,510 and US$18,515,433, respectively. The increase in revenues of 103% was mainly attributable to the ability of the Company’s new products to meet market demands. We optimized our production resources and increased our production line to include both traditional products and new products. The scope and diversity of our products enabled us to not only satisfy additional orders, but also to take advantage of new market opportunities. Due to our ability to quickly respond to the market and the update our product offerings, we had an increase in sales.
     Cost of Sales
     Cost of sales for the three (3) months ended September 30, 2009 and 2008 were US$31,642,335 and US$16,140,415, respectively, and the cost rates were 84.08% and 87.17%, respectively.

	Three Months Ended September 30,
	2009		2008
Operating Revenues	$37,634,510	100%	$18,515,433	100%
Cost of Sales	$31,642,335	84.08%	$16,140,415	87.17%
Gross Income Rate	$5,992,175	15.92%	$2,375,018	12.83%
     The cost rate decreased 3.09% during these periods. Such decrease resulted from the Company’s implementation of a new cost control system and our application of reverse cost planning.

     Depreciation and Amortization
     Depreciation expenses were US$52,588 and US$58,253 for the three (3) months ended September 30, 2009 and 2008, respectively.
     Net Income from Operations before Interest and Tax Expenses
     Net Income from Operations before Interest and Tax Expenses were US$5,154,373 and US$1,474,629 for the three (3) months ended September 30, 2009 and 2008, respectively. Such increase was due to an increase in market demand, the expansion of the Company’s sales network and the Company’s optimization of its manufacturing capacity.
     General and Administrative Expenses
     General and administrative expenses were US$293,212 and US$296,431 for the three (3) months ended September 30, 2009 and 2008, respectively, and mainly consisted of staff salaries, staff welfare, doubtful debt provision, traveling, entertainment and motor car expenses.
     Interest Expense, Net
     Interest expenses were US$106,323 and US$102,140 for the three (3) months ended September 30, 2009 and 2008, respectively. Such increase was due to the Company’s increase in capital via bank loans. We expect such expenses to decrease in the future in connection with changes to our capital structure.
     Other (Expense) Income, Net
     Other (expense) income were US($5,263) and US$2,972 for the three (3) months ended September 30, 2009 and 2008, respectively. Other incomes mainly consisted of other business activities, such as long-term investments and equipment maintenance fees for customers.
     Net Income
     Comprehensive Income was US$4,455,622 and US$1,098,245 for the three (3) months ended September 30, 2009 and 2008, respectively. Such increase was attributable to the Company’s expansion and development of new products.
     Liquidity and Capital Resources
     During the fiscal years ended June 30, 2009 and 2008, and the three (3) months ended September 30, 2009 and 2008, we maintained a number of bank loans to satisfy our financing needs. As of the date of this report, we have not experienced any difficulty in raising funds via bank loans, and we have not experienced any liquidity problems in settling our payables in the normal course of business and repaying our bank loans when they became due.
     The following table sets forth the summary of our cash flows, in dollars, for the periods indicated:

	Fiscal Years Ended June 30		Three (3) Months Ended September 30
	(Audited)		(Unaudited)
	2009	2008	2009	2008
Net cash (used in) operating activities	($9,703,586)	($8,970,687)	($437,337)	($2,631,947)
Net cash provided by (used in) investing activities	$13,519,588	$10,649,804	($221,467)	$3,302,848

	Fiscal Years Ended June 30		Three (3) Months Ended September 30
	(Audited)		(Unaudited)
	2009	2008	2009	2008
Net cash provided by (used in) financing activities	($3,967,701)	($2,123,613)	$685,581	($823,865)
Net increase (decrease) in cash and cash equivalents	($151,699)	($444,496)	$26,777	($152,964)
Effect of exchange rate changes on cash	$114,840	$433,962	$29,384	$51,308
Cash and cash equivalents at beginning of period	$164,435	$174,969	$127,576	$164,435
Cash and cash equivalents at end of period	$127,576	$164,435	$183,737	$62,779
     Operating Activities
     Net cash used in operating activities was approximately US$9,703,586 for the year ended June 30, 2009, which was primarily attributable to our net income of US$5,838,842 adjusted by a non-cash depreciation and amortization of US$259,948, a US$1,705,478 decrease in inventory, a US$800,274 decrease in prepayments for goods and a US$1,931,228 increase in taxes payable, off-set by a US$12,945,561 increase in accounts receivable, a US$4,852,316 decrease in accounts payable and a US$3,056,855 decrease in customer deposits. Net cash used in operating activities was approximately US$8,970,687 for the year ended June 30, 2008, which was primarily attributable to our net income of US$3,404,389 adjusted by a non-cash depreciation and amortization of US$229,270, a US$3,578,043 increase in accounts payable, a US$1,784,841 increase in customer deposits and an increase in taxes payable of US$1,492,998, off-set by an increase in accounts receivable of US$13,431,951 and an increase in inventory of US$5,344,188.
     Net cash used in operating activities was approximately US$437,337 for the three (3) months ended September 30, 2009, which was primarily attributable to our net income of US$4,426,736 adjusted by a non-cash depreciation and amortization of US$58,222, a US$2,324,624 decrease in inventory, and a US$1,975,591 increase in accounts payable and other payables in the amount of US$6,102,310, off-set by a US$15,599,021increase in accounts receivable. Net cash used in operating activities was approximately US$2,631,947 for the three (3) months ended September 30, 2008, which was primarily attributable to our net income of US$1,017,084 adjusted by a non-cash depreciation and amortization US$63,869, a US$2,103,663 decrease in inventory, and a US$416,054 increase in taxes payable, off-set by increase in accounts receivable in the amount of US$3,222,860, a US$2,600,179 decrease in accounts payable and a US$764,107 decrease in customer deposits.
     Investing Activities
     Net cash provided by investing activities was approximately US$13,519,588 for the year ended June 30, 2009, which was primarily attributable to our repayments of notes receivable in the amount of US$67,203,208, off-set by issuances of notes receivable in the amount of US$54,263,815. Net cash provided by investing activities was approximately US$10,649,804 for the year ended June 30, 2008, which was primarily attributable to our repayments of notes receivable in the amount of US$43,156,891, off-set by issuances of notes receivable in the amount of US$31,956,989.

     Net cash used in investing activities was approximately US$221,467 for the three (3) months ended September 30, 2009, which was primarily attributable to our repayments of notes receivable in the amount of US$17,382,937, off-set by issuances of notes receivable in the amount of US$17,512,667. Net cash provided by investing activities was approximately US$3,302,848 for the three (3) months ended September 30, 2008, which was primarily attributable to our repayments of notes receivable in the amount of US$14,860,326, off-set by issuances of notes receivable in the amount of US$11,847,505.
     Financing Activities
     Net cash used in financing activities was approximately US$3,967,701 for the year ended June 30, 2009, which was primarily attributable to our proceeds from short-term loans in the amount of US$2,864,965 and proceeds from notes payable in the amount of US$917,152, off-set by dividends paid in the amount of US$3,990,235 and repayments of short-term loans in the amount of US$3,020,007. Net cash used in financing activities was approximately US$2,123,613 for the year ended June 30, 2008, which was primarily attributable to our proceeds from short-term loans in the amount of US$3,058,878 and proceeds from notes payable in the amount of US$1,547,528, off-set by dividends paid in the amount of US$2,809,253, repayments of short-term loans in the amount of US$2,375,101 and repayments of notes payable in the amount of US$1,738,190.
     Net cash provided by financing activities was approximately US$685,581 for the three (3) months ended September 30, 2009, which was primarily attributable to our proceeds from short-term loans in the amount of US$2,631,125, proceeds from notes payable in the amount of US$1,381,530, off-set by repayments of short-term loans in the amount of US$2,335,854 and repayments of notes payable in the amount of US$914,715. Net cash used in financing activities was approximately US$823,865 for the three (3) months ended September 30, 2008, which was primarily attributable to our proceeds from short-term loans in the amount of US$291,399, off-set by repayments of short-term loans in the amount of US$584,254 and dividends paid in the amount of US$355,361.
     Working Capital
     Our working capital steadily increased to approximately US$31,267,687 as of June 30, 2009 as compared to approximately US$29,595,491 as of June 30, 2008. This increase was attributable to an increase in net income. As of September 30, 2009, our working capital was US$35,928,159.
     Off-Balance Sheet Arrangements
     We do not have any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions of foreign currency forward contracts. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.
Quantitative and Qualitative Disclosures About Market Risk
     Interest Rates Risk
     Our exposure to interest rate risk for changes in interest rates relates primarily to the interest bearing bank loans and interest income generated by the bank deposits. We have not used any derivative financial instruments in our investment portfolio or for cash management purposes. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed, and do not anticipate being exposed to material risks due to changes in interest rates. However, our future interest expense or interest income may expect to be increased of expectations due to changes in interest rates in the PRC.

     Foreign Exchange Rates Risk
     We do not hold any derivative instruments and do not engage in any hedging activities. Because most of our purchases and sales are made in RMB, any exchange rate change affecting the value of the RMB relative to the U.S. dollar could have an effect on our financial results as reported in U.S. dollars. If the RMB were to depreciate against the U.S. dollar, amounts reported in U.S. dollars would be correspondingly reduced. If the RMB were to appreciate against the U.S. dollar, amounts reported in U.S. dollars would be correspondingly increased.
     Contractual Obligations
Payments Due By Period

		Less than	1-3	3-5	More than
Contractual Obligations (US$)	Total	1 year	years	years	5 years
Bank Indebtedness	(SEE TABLE BELOW)
Other Indebtedness	(SEE TABLE BELOW)
Capital Lease Obligations	0	0	0	0	0
Operating Lease Obligations	0	0	0	0	0
Purchase Obligations	0	0	0	0	0
Other Long-Term Liabilities Reflected on the Company’s Balance Sheet under US GAAP	0	0	0	0	0

Bank indebtedness (US$)	June 30, 2009		June 30, 2008		September 30, 2009
Short-term bank borrowings	US$	2,758,314	US$	2,913,356	US$	3,056,628
Notes payable (within (1) year)	US$	768,796	US$	535,845	US$	881,934
Total	US$	3,527,110	US$	3,449,201	US$	3,938,562

Other indebtedness (US$)	June 30, 2009		June 30, 2008		September 30, 2009
Loans from related parties (within (1) year)	US$	844,549	US$	435,966	US$	763,400

Other indebtedness (US$)	June 30, 2009		June 30, 2008		September 30, 2009
Loans from related parties (1-3 years)	US$	132,366	US$	187,741	US$	411,236
Total	US$	976,915	US$	623,707	US$	1,174,636
DESCRIPTION OF PROPERTIES
     All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of fifty years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations.
     The Company currently holds land use rights with respect to three properties. Hengyuan holds that certain certificate granting to the Company the right to utilize the real property located at No. 363 Shengli West Road, Weicheng District, Weifang, China, which encompasses 11,403 square meters, expiring March 28, 2052. Hengyuan holds that certain certificate granting to the Company the right to utilize the real property located at Wolong Qiao Village, Beiguan Sub-District, Weicheng District, Shandong, China, which encompasses 5,443 square meters, expiring March 28, 2052. Jinma holds that certain certificate granting to the Company the right to utilize the real property located at Northern to Yuqing West Street, Eastern to Caihong Road, Shandong, China, which encompasses 20,645 square meters, expiring July 24, 2056. The Administrative Committee of Foreign Investment and Development Zone of Weifang has granted to Huaxin the right to utilize a section of real property located west of Tengfei Road and south of Industry No. 1 Street, Shandong, China, which encompasses 40,000 square meters and the land use right certificate applicable to such property is currently being processed.
     The Company owns six buildings. Of these six buildings, five are recorded in the name of Hengyuan, such buildings located at (a) the north section of Shengli Branch Road, Weicheng District, Weifang, Shandong, China, having 931.97 square meters, (b) the north section of Shengli Branch Road, Weicheng District, Weifang, Shandong, having 111.84 square meters, (c) No. 36 Building, No. 363 Shengli West Road, Weicheng District, Weifang, Shandong, China, having 635.43 square meters, (d) No. 363 Shengli West Road, Weicheng District, Weifang, Shandong, China, having 1,398.65 square meters, and (e) No. 363 Shengli West Road, Weicheng District, Weifang, Shandong, China, having 1,503.53 square meters. The sixth building is recorded in the name of Jinma and is located at No. 2 Yuqing West Street No. 7, Weicheng Economic Development Zone, Weifang, Shandong, China, having 2,873.51 square meters. Also, applications for ownership certificates with respect to eleven buildings are in progress.
     As of September 30, 2009, the legal title to five motor vehicles and two office buildings were registered in the names of management members of the Company. On October 27, 2009, legal title to one of the motor vehicles was transferred to the Company. The Company and such management members intend to complete transfers of the other motor vehicle and office building titles to the Company during 2010. Also, as of September 30, 2009, two land use rights were registered in the names of two management members of the Company. The Company and such management members intend to complete transfers of such land use rights on behalf of the Company during 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth each person known by us to be the beneficial owner of five (5%) percent or more of our Common Stock, all directors individually and all directors and officers of Wasatch as a group as of December 28, 2009, after giving effect to the Exchange and the change in control contemplated thereby. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.
     In addition, Ben Peay and Megan Overton, the former officers of Wasatch, collectively owned 19,750,000 shares of Common Stock, which constituted 63.6% of the issued and outstanding Common Stock immediately prior to the Exchange. In connection with the Exchange, Mr. Peay and Ms. Overton, collectively, cancelled 13,038,692 shares of Common Stock, with Ms. Overton’s cancellation consisting of 9,000,000 shares and Mr. Peay’s consisting of 4,038,692 shares. Pursuant to the Exchange Agreement, Mr. Peay’s and Ms. Overton’s resignations from all of their positions as officers of Wasatch became effective as of the Closing Date and Mr. Peay’s resignation as a director shall become effective not earlier than ten days after the Information Filing Date.

	Amount of
	Direct	Amount of
	Ownership	Indirect	Total Beneficial
	After	Ownership	Ownership After	Percentage of
Name and Address of Beneficial Owner(1)	Exchange	After Exchange	Exchange	Class(2)
Dianjun Liu, President, CEO & Director(3)	0	20,664,000	20,664,000	34.44%
Chenglin Wang, CFO, Treasurer & Director(4)	0	1,201,200	1,201,200	2%
Zengshang Li, Director(5)	0	7,639,800	7,639,800	12.73%
Xin Jin, Director(6)	0	7,639,800	7,639,800	12.73%
Weisheng Cong, Director	0	0	0	0%
Beiping Zhai, Director	0	0	0	0%
Jie Liu, Director	0	0	0	0%
Wenxi Wu, Director	0	0	0	0%
Hon Man Yun, Director	0	0	0	0%
Miusi Yang — Corporate Secretary	0	0	0	0%
All DIRECTORS AND OFFICERS AS A GROUP (10 PERSONS):	0	37,144,800	37,144,800	61.90%
Welldone Pacific Limited Room 42, 4/F New Henry House 10 Ice House Street Central, Hong Kong	42,000,000	0	42,000,000	70%
Best Amigo Holding Ltd.(7)	0	4,200,000	4,200,000	7%

(1)	Unless otherwise noted, each beneficial owner has the same address as Wasatch.

(2)	Applicable percentage of ownership is based on 60,000,000 shares of our Common Stock outstanding as of December 28, 2009, together with securities exercisable or convertible into shares of Common Stock within sixty days of December 28, 2009 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations — percentage computation is for form purposes only.

(3)	Dianjun Liu was appointed President to serve as Chief Executive Officer and Director as of the Closing Date. Mr. Liu directly owns 39.2% of the voting capital stock of Welldone Pacific Limited (which owns 42,000,000 shares of Common Stock), which gives him indirect control over 16,464,000 shares of Common Stock. Mr. Liu indirectly owns 10% of Welldone Pacific Limited as he is the sole owner of the capital stock of Best Amigo Holding Ltd., which gives him indirect control over 4,200,000 shares of Common Stock.

(4)	Chenglin Wang was appointed to serve as a Director, effective on the tenth day following the Information Filing Date, and as our Chief Financial Officer and Treasurer, effective as if the Closing Date. Mr. Wang owns 2.86% of Welldone Pacific Limited, which gives him indirect control over 1,201,200 shares of Common Stock.

(5)	Zengshang Li was appointed to serve as a Vice President, effective as of the Closing Date, and as a Director, effective on the tenth day following the Information Filing Date. Mr. Li owns 18.9% of Welldone Pacific Limited, which gives him indirect control over 7,639,800 shares of Common Stock.

(6)	Xin Jin was appointed to serve as a Vice President, effective immediately, and as a Director, effective on the tenth day following the Information Filing Date. Mr. Jin owns 18.9% of Welldone Pacific Limited, which gives him indirect control over 7,639,800 shares of Common Stock.

(7)	Best Amigo Holding Ltd. owns 10% of the voting capital stock of Welldone Pacific Limited, which gives it indirect control over 4,200,000 shares of Common Stock. Mr. Liu, our President, Chief Executive Officer and director is the sole stockholder of Best Amigo Holding Ltd.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     Set forth below are the names of Wasatch’s directors, officers and significant employees, their business experience during the last five years, their ages and all positions and offices that they shall hold with Wasatch on after giving effect to the Exchange and the change in control contemplated thereby.

Name	Age	Position(s)
Miusi Yang	27	Corporate Secretary
Dianjun Liu	52	President and Chief Executive Officer, Director
Chenglin Wang	44	Chief Financial Officer and Treasurer, Director
Zengshang Li	48	Vice-President, Director
Xin Jin	42	Vice-President, Director
Weisheng Cong	58	Director
Beiping Zhai	45	Director
Jie Liu	40	Director
Hon Man Yun	41	Director
Wenxi Wu	30	Director
Family Relationships
     None of our directors and officers are directors or executive officers of any company that files reports with the SEC except as set forth in the Biographies section below. No family relationships exist between any of our directors and executive officers.
Term of Office
     Our directors are appointed for a one year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by the Board and hold office until removed by the Board.
Biographies of Officers and Directors
Dianjun Liu. Mr. Liu has served as the Chairman and General Manager of Weifang since June 2008, and as the President, Chief Executive Officer and as a Director of Registrant since the Closing Date. He earned an associate degree at Weifang University and has sixteen years of work experience relevant to the operations of Weifang. In December 2001, Mr. Liu established Weifang Hengyuan Oil Pump and Nozzle Co., Ltd. and served as the Chairman and General Manager until assuming his position with Weifang. Prior to December 2001, Mr. Liu served as a director of the Economic Operation Section in the Office of Mechanical and Electronic Industry in the Weifang people government. Mr. Liu is a deputy of the Weicheng District People’s Congress. Moreover, Mr. Liu was granted an honorary doctorate from the Center for Asia-Pacific Economic Research and Development.
Chenglin Wang. Mr. Wang was appointed to serve as the Chief Financial Officer and Treasurer, effective as of the Closing Date, and as a director of the Registrant, effective as of the tenth day following the Information Filing Date. He has served as the Chief Financial Officer of Weifang since 2007. Mr. Wang earned a Masters in Business Administration from Shandong University in 2002. From 1992 through 2004, Mr. Wang was the Business Director and General Accountnat at the Bank of China Dongguan Branch. From 1987 through 1992, Mr. Wang was the Vice Director of the Financial Department of the Bank of China worked Weicheng Branch.
Zengshan Li. Mr. Li was appointed to serve as Vice President, effective as of the Closing Date, and as a director of the Registrant, effective as of the tenth day following the Information Filing Date, and concurrently serves as the Chairman and General Manager of Huaxin Diesel Engine

Co., Ltd. From July 1998 to 2003, Mr. Li was the Chairman and General manager of Weifang Guangyuan Agricultural Machinery Sales Center Mr. Li earned his college degree from Weifang College of Vocation, in 2002. Mr. Li held the post of Mechanical Team Leader at Shouguang Garden Spot from 1994-1998.
Xin Jin. Mr. Jin was appointed to serve as Vice President, effective as of the Closing Date, and as a director of the Registrant, effective as of the tenth day following the Information Filing Date, and concurrently serves as Chairman and General Manager of Jinma Diesel Engine Co., Ltd. Mr. Jin is a deputy to the Weifang Municipal People’s Congress, and a member of the Standing Committee of Weicheng District People’s Congress. Mr. Jin earned his college diploma from the Shandong Broadcasting and Television University. From 1996 through 2003, Mr. Jin served as General Manager a Weifang Sanya Economic and Trade Development Co., Ltd.
Miusi Yang, acts as the Secretary of the Company. Ms. Yang earned a Masters in Finance and Investment from the University Of Exeter, UK. Ms. Yang has also earned CFA (level 1) certificate. From 2006 through 2009, Miss Yang worked as a Teaching Assistant to the President of the School of Commerce, University of Exeter in Exeter, United Kingdom.
Weisheng Cong, was appointed to serve as a director of the Registrant, effective as of the tenth day following the Information Filing Date. Mr. Cong is a senior engineer, who served as the technician in Mechanical Board at former Changwei district since 1971 to 1984, head of technical department in Bureau of Mechanical industry of Weifang city since 1984-1996, and vice director of Bureau of Mechanical industry of Weifang city since 1996-2008. He was a director of the Mechanical industry quality committee of Shandong Providence.
Beiping Zhai, was appointed to serve as a director of the Registrant, effective as of the tenth day following the Information Filing Date. Mr Zhai graduated from Tianjing University, Internal Combustion Engine department and earned his BSC in engine research there. He worked for Weifang Diesel Engine Manufactory through August 1987 to 2004. Since June of 2004, the company restructured and listed on the Shanghai stock exchange market. Mr. Zhai has served the company as vice general engineer since that time.
Jie Liu, was appointed to serve as a director of the Registrant, effective as of the tenth day following the Information Filing Date. Ms. Liu was majored in Accounting and graduated from Shandong University. She was qualified as an accountant and served at Weifang Minxin Food service Co., Ltd as CFO.
Hon Man Yun, was appointed to serve as a director of the Registrant, effective as of the tenth day following the Information Filing Date. Mr. Yun is an Chartered Accountant, with The Institute of Chartered Accountants in England & Wales. He received the Master of Business Administration from University of Western Sydney and now works as Chief Operating Officer and Treasurer of China INSOnline Corp. (NASDAQ:CHIO), Independent Director and Audit Committee Member of CH Lighting International Corporation (OTCBB:CHHN), and Independent Director, Chairman of Audit Committee, Member of Compensation Committee, and Corporate Governance and Nominating Committee of Chisen Electric Corp. (OTCBB:CIEC).
Wenxi Wu, was appointed to serve as a director of the Registrant, effective as of the tenth day following the Information Filing Date. Ms. Wu graduated in Economy and management from National Technical University of Ukraine and earned her Master degree there. She is qualified as senior economist and served as office secretary in Industrial & Commercial Bank of China, Chengdong branch of Weifang city from 2003 to 2004. Afterwards she had took the same responsibility for the Henan Yugang group company till today.

Legal Proceedings Involving Officers and Directors
     None of the members of the Board or other executives has been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending members of our Board or other executives from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.
Compliance with Section 16(A) of the Exchange Act
     Section 16(a) of the Exchange Act requires a company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Registrant’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Registrant with copies of all Section 16(a) forms they file.
     To the Registrant’s knowledge, based solely on a review of the copies of such reports furnished to the Registrant, all reports under Section 16(a) required to be filed by its officers and directors and greater than ten percent (10%) beneficial owners were timely filed as of the date of this filing.
Audit Committee
     The Company does not have a separately-designated standing audit committee. Instead, the Board performs the required functions of an audit committee. Currently, Ben Peay and Dianjun Liu are the only members of the Board, and the Board is currently the functional-equivalent of an audit committee. Neither director meets the independence requirements for an audit committee member.
     The Board selects the Registrant’s principal independent accountant, establishes procedures for monitoring and submitting information or complaints related to accounting, internal controls or auditing matters, engages outside advisors, and makes decisions related to funding the outside auditory and non-auditory advisors engaged by the Board. The Registrant has not adopted an audit committee charter, as the current system is deemed by management to be sufficient to meet the Registrant’s requirements at this time. However, the Registrant intends to adopt an audit committee charter in the near future.
Audit Committee Financial Expert
     Wasatch has no audit committee financial expert. Prior to the Exchange, management was of the opinion that the cost related to retaining a financial expert was prohibitive and because of its limited operations at that time, management was of the opinion that the services of a financial expert were not warranted. However, in light of the Exchange and the Company’s new operations, the Registrant intends to name an audit committee financial expert in the near future.
Corporate Governance and Nominating Committee
     The Company does not currently have a corporate governance and nominating committee; however the Board plans to create such a committee and to adopt a charter for such committee in the near future.

Compensation Committee
     The Company does not currently have a compensation committee; however the Board plans to create such a committee and to adopt a charter for such committee in the near future.
Code of Ethics
     The Company does not currently have a Code of Ethics applicable to its executive officers; however the Board plans to adopt a Code of Ethics for such committee in the near future.
EXECUTIVE COMPENSATION
     The following table sets forth compensation information for services rendered by certain of our former executive officers prior to the Exchange in all capacities during the last two (2) completed fiscal years (ended December 31, 2008 and 2007) and compensation information for our current officers and directors after the Exchange. The compensation listed below which will be paid to our new officers will be paid by the Company. The following information includes the U.S. dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.
Summary Compensation Table

							Non-
						Non-Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
Name And				Stock	Option	Compen-	sation	Compen-
Principal Function	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
		(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Ben Peay, Former Officer (1)	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Megan Overton, Former Officer	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Dianjun Liu(2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	$22,100	$22,100
	2007	-0-	-0-	-0-	-0-	-0-	-0-	$17,600	$17,600
Chenglin Wang(2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	$14,700	$14,700
	2007	-0-	-0-	-0-	-0-	-0-	-0-	$11,800	$11,800
Zengshang Li(2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	$22,100	$22,100
	2007	-0-	-0-	-0-	-0-	-0-	-0-	$17,600	$17,600
Cong Weisheng (2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	$10,300	$10,300
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

							Non-
						Non-Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
Name And				Stock	Option	Compen-	sation	Compen-
Principal Function	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
		(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Zhai Beiping(2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	$10,300	$10,300
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Liu Jie(2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	$10,300	$10,300
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Yon Hon Man(2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	$10,300	$10,300
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Wu Wenxi(2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	$10,300	$10,300
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Xin Jin(2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	$22,100	$22,100
	2007	-0-	-0-	-0-	-0-	-0-	-0-	$17,600	$17,600

(1)	The registrant’s consolidated financial statements include services contributed to capital by Mr. Peay in the amount of $7,200 during 2008 and $9,720 during 2007. Such amounts were computed based on the estimated hours incurred by Mr. Peay at an hourly rate of $60.

(2)	Amounts recorded under “All Other Compensation” represent perquisites related to such individuals representing the Company in public and participating in planning events prior to the Exchange.
     As of August 25, 2009, the Registrant did not have any “Grants of Plan-Based Awards”, “Outstanding Equity Awards”, “Option Exercises and Stock Vested”, “Pension Benefits”, “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans” or “Potential Payments Upon Termination or Change in Control” to report.
Executive and Director Compensation
     No executive officer of Wasatch received any compensation in the form of salary, bonus, equity or otherwise during the years ended December 31, 2008 or 2007, except that Ben Peay was paid $7,200 during year ended December 31, 2008 and $9,720 during year ended December 31, 2007. Wasatch has not granted its officers or directors any stock options, stock awards or other forms of equity compensation. Wasatch does not currently provide its officers or directors with medical insurance or other similar employee benefits, although it may do so in the future. Wasatch does not have any retirement, pension, profit sharing, or insurance or medical reimbursement plans covering its officers or directors, although it may do so in the future.
     Except that Ben Peay was paid $7,200 during year ended December 31, 2008 and $9,720 during year ended December 31, 2007, Mr. Peay and Ms. Overton, our only officers immediately prior to the Exchange, did not receive any compensation for their services rendered to Wasatch, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement with Wasatch, however both were entitled to reimbursement for expenses incurred on the Wasatch’s behalf.

     Employment Agreements
     The Company has entered into employment agreements with DianJun Lui, Chenglin Wang, Xin Jin, and Zengshan Li. Huaxin, Hengyuan and Jinma have labor contracts with each employee as required by law in the PRC. The labor contract mainly includes working content, contract period, working time, payment and other terms.
Benefit Plans
     Wasatch has no stock option, retirement, pension or profit-sharing programs for the benefit of its directors, officers or other employees; however our Board may recommend the adoption of one or more such programs in the future.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE
Exchange Agreement (Change of Control)
     On the Closing Date, Wasatch acquired all of the issued and outstanding capital stock of Jolly from the Stockholder in exchange for the issuance of an aggregate forty-two (42,000,000) newly-issued shares of Common Stock to the Stockholder pursuant to the terms of the Exchange Agreement. As a result of the Exchange, the Stockholder owns seventy percent (70%) of the sixty million (60,000,000) shares of voting capital stock of Wasatch (which such figure includes the 13,038,692 shares of Common Stock cancelled by Ben Peay, Megan Overton and certain other stockholders in connection with the Exchange).
     Upon the execution of the Exchange Agreement, Ben Peay and Megan Overton resigned from each of their officer positions with the Registrant. Mr. Dianjun Liu was appointed to serve as President and Chief Executive Officer of the Registrant. Additionally, Mr. Chenglin Wang was appointed to serve as Chief Financial Officer and Treasurer, and Ms. Miusi Yang was appointed to serve as Corporate Secretary.
     Of even date with this Report, the Registrant also filed with the SEC an Information Statement complying with Rule 14F-1 under the Exchange Act that describes a change in a majority of the Board that is occurring in connection with the change of control of the Registrant that is described in this Report. Upon the execution of the Exchange Agreement, Mr. Dianjun Liu was appointed to the Board and not earlier than ten days following the mailing of such Information Statement to the stockholders of the Registrant, Ben Peay’s resignation as a director will become effective and the remaining eight directors of Wasatch shall be appointed to the Board (as detailed in Item 5.02 herein below).
Wasatch’s Related Party Transactions
     Ryan Overton has provided consulting services to us from time to time at the rate of $25 per hour in connection with the operation of our franchised restaurant, including the initial store opening, implementation of the Franchisor’s System, food quality and procurement, Franchise Agreement compliance and other matters. Such consulting arrangement is on an “as needed” basis and we have no obligation to engage Mr. Overton for any minimum number of hours or to use his services at all. Mr. Overton performed most of his services during 2007 in connection with the opening and early operation of our restaurant. We did not compensate him for any services performed during 2008, we have not compensated him for any services performed to date during 2009 and it is not anticipated that he will perform any significant additional services in the future.

     We have borrowed money from time to time from an affiliate of our president and chief financial officer and from an affiliate of our secretary/treasurer. At March 31, 2009, we had notes payable totaling $126,500 to Hobble Creek Investments, Inc., a company owned by Ben Peay, and $30,000 to West Coast Trees, Inc., a company owned by Ryan Overton, the husband of Megan Overton, our secretary, treasurer and a director. The loans are unsecured, bear interest at an annual rate of 8%, and are payable upon demand. Interest expense on the related party notes payable for the years ended December 31, 2008 and 2007 was $6,412 and $1,267, respectively. Accrued interest payable — related party for these notes was $4,074 and $1,267 at December 31, 2008 and 2007, respectively. Subsequent to March 31, 2009, we borrowed an additional $22,500 from Hobble Creek Investments, Inc. and $26,166 from West Coast Trees, Inc. on the same terms as described above with respect to the prior loans.
     The Company had notes payable totaling $139,000 and $104,500 at June 30, 2009 and December 31, 2008, respectively, to Hobble Creek Investments, Inc., a company owned by Ben Peay, President of the Company, The loans are unsecured, bear interest at an annual rate of 8%, and are payable upon demand.
     The Company had notes payable totaling $56,166 and $20,000 at June 30, 2009 and December 31, 2008, respectively, to West Coast Trees, Inc., a company owned by Ryan Overton, an affiliate of the Company. The loans are unsecured, bear interest at an annual rate of eight percent (8%), and are payable upon demand.
     Interest expense on the related party notes payable for the three months ended June 30, 2009 and 2008 was $3,482 and $1,062, respectively. Interest expense on the related party notes payable for the six months ended June 30, 2009 and 2008 was $6,337 and $2,256, respectively. Accrued interest payable — related party for these notes was $10,412 and $4,074 at June 30, 2009 and December 31, 2008, respectively.
     Subsequent to June 30, 2009, the Company borrowed an additional $10,000 from Hobble Creek Investments, Inc., a related party.
Jolly’s Related Party Transactions
     As of September 30, 2009 and June 30, 2009, Xin Jin owed $555,751 and $555,169, respectively, to the Company. The balance due from Xin Jin represents a loan from the Company that was unsecured. Xin Jin has been appointed to serve as a director of the Company.
     As of June 30, 2009, Jin Ping owed $14,584 to the Company. As of June 30, 2008, Ping Jin owed $78,206 to the Company. The balance due from Ping Jin represents a travelling advance, which was unsecured, interest-free and collectible on demand. Ping Jin is the brother of Xin Jin.
     As of September 30, 2009, the Company owed $398,047 to Dianjun Liu. As of June 30, 2009, the Company owed $403,475 to Dianjun Liu. As of June 30, 2008, the Company owed $388,644 to Dianjun Liu. Dianjun Liu currently serves as the Chief Executive Officer, President and as a director of the Company. The balances above represent money advanced from Dianjun Liu, which are interest free, unsecured and have no fixed repayment term.
     As of September 30, 2009 and June 30, 2009, the Company owed $275,757 and $395,406, respectively, to Xin Jin. As of June 30, 2008, Xin Jin owed $559,986 to the Company. The balance due to Xin Jin represents prepayments for goods paid by Xin Jin on behalf of the Company, which are unsecured, interest-free and have no fixed repayment term. The balance due from Xin Jin represented travelling advances, which are unsecured, interest-free and collectible on demand.

     As of September 30, 2009, the Company owed $48,640 to Zengshan Li. As of June 30, 2009, the Company owed $45,668 to Zengshan Li the Vice President and an appointed director of the Company.. As of June 30, 2008, the Company owed $47,322 to Zengshan Li. The balances represent an unpaid dividend, which is interest free, unsecured and has no fixed repayment term.
     As of September 30, 2009, the Company owed $40,956 to Ping Jin. The payable balance due to Ping Jin represents business related expenses paid by Ping Jin on behalf of the Company, which is unsecured, interest-free and has no fixed repayment term. Ping Jin is the brother of Xin Jin.
     As of June 30, 2009, Zengshan Li owed $1,461 to the Company. This balance represents a loan from the Company which was unsecured.
     As of September 30, 2009, employees owed $507,546 to the Company. As of June 30, 2009, employees owed $103,869 to the Company. As of June 30, 2008, employees owed $193,621 to the Company. The employees’ debt is interest free, unsecured and has no fixed repayment terms. The Company provides such funds as advances for business-related purposes only, including for the purchases of raw materials and business-related travel in the ordinary course of business.
     As of September 30, 2009, the Company owed $544,658 to employees. As of June 30, 2009, the Company owed $616,719 to employees. As of June 30, 2008, the Company owed $529,385 to employees. The balances owed to employees are interest free, unsecured and have no fixed repayment terms. These amounts represent business and travelling related expenses paid by sales personnel on behalf of the Company.
     Director Independence
     Currently, the following directors are not independent: Mr. Dianjun Liu and Ben Peay. Ten days following the Information Filing Date, the Company will have the following independent directors: Weishang Cong, Beiping Zhai, Jie Liu, Wenxi Wu and Hon Man Yun.

DESCRIPTION OF SECURITIES
     As of the date of this Report, our authorized capital stock currently consists of One Hundred Fifty Million (150,000,000) shares of Common Stock, par value $0.001 per share, of which there are 60,000,000 issued and outstanding and Ten Million (10,000,000) shares preferred stock, par value $0.001 per share, of which there are zero (0) shares issued or outstanding. The following statements set forth the material terms of our capital stock; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, Wasatch’s Articles of Incorporation and Bylaws, copies of which are referenced as Exhibits herein, and the provisions of Nevada General Corporation Law. There are no provisions in Wasatch’s Articles of Incorporation or Bylaws that would delay, defer or prevent a change in our control.
Common Stock
     As of the date of this Report, we had 60,000,000 shares of Common Stock outstanding. Except as otherwise required by applicable law and subject to the preferential rights of the any outstanding preferred stock, all voting rights are vested in and exercised by the holders of Common Stock with each share of Common Stock being entitled to one vote. In the event of liquidation, holders of Common Stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of Common Stock have no cumulative voting rights. Holders of Common Stock have no preemptive or other rights to subscribe for shares. Holders of Common Stock are entitled to such dividends as may be declared by the Board out of funds legally available therefor.
Blank Check Preferred Stock
     Our Board is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the Board may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by the Board, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.
Penny Stock Rules
     Our Common Stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the common stock trades at a price less than $5.00 per share; (ii) the common stock is not traded on a “recognized” national exchange; (iii) the common stock is not quoted on the NASDAQ Stock Market, or (iv) the common stock is issued by a company with average revenues of less than US$6,000,000 for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend our Common Stock to investors, thus hampering its liquidity.
     Section 15(g) and Rule 15g-2 require broker-dealers dealing in penny stocks to provide potential investors with documentation disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the documents before effecting any transaction in a penny stock for the investor’s account.
     Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker- dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.

Warrants
     There are no outstanding warrants to purchase our securities.
Options
     There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.
Transfer Agent
     Action Stock Transfer Corp., 7069 South Highland Dr., Suite 300, Salt Lake City, Utah 84121, telephone 801.274.1088, fax 801.271.1099 currently serves as the transfer agent and registrar for Wasatch.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS
     Our Common Stock is quoted on the Over-The-Counter-Bulletin-Board having the symbol “WTFS”. There has been an extremely limited public market for the Common Stock. As of the date hereof, 60,000,000 shares of Common Stock were issued and outstanding.
Dividends
     Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Board. We presently intend to retain all earnings, if any, for use in our business operations and accordingly, the Board does not anticipate declaring any cash dividends for the foreseeable future. We have not paid any cash dividends on our Common Stock.
Holders of Common Equity
     As of the date of this Report, we have issued 60,000,000 shares of our Common Stock to fifty-six holders.
     See also the “Security Ownership of Certain Beneficial Owners and Management” above for a table setting forth (a) each person known by us to be the beneficial owner of five percent (5%) or more of our Common Stock and (b) all directors and officers individually and all directors and officers as a group as of the date of this Report, after giving effect to the Exchange. The Exchange occurred simultaneously with the cancellation of 13,038,692 shares of Common Stock held by Mr. Ben Peay and Megan Oventon, Wasatch’s majority stockholders immediately prior to the Exchange.

Securities Authorized for Issuance under Equity Compensation Plans
     As of the date of this Report, we have no compensation plans (including individual compensation arrangements) under which Wasatch’s equity securities are authorized for issuance.
LEGAL PROCEEDINGS
     In the normal course of business, we are named as defendant in lawsuits in which claims are asserted against us. In our opinion, the liabilities, if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on our financial position, results of operations or cash flows. As of the date hereof, there is no pending or outstanding material litigation with the Company.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Nevada law authorizes, and our Bylaws and Articles of Incorporation provide for, indemnification of our directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
     None.
ADDITIONAL INFORMATION
     We are obligated to file reports with the SEC pursuant to the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.
     We also maintain a website at www.chinaxinde.cn. We plan to make available in the near future on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Until the posting of such reports on our website, we will voluntarily provide electronic or paper copies of our filings free of charge upon written request to the Company at our principal executive offices.
Item 2.03 Creation of a Direct Financial Obligation
     As of June 30, 2009, the Company had outstanding short-term bank loans of US$2,758,314 which are interest bearing at rates ranging from 5.84% to 9.7% per annum and having maturity periods ranging from 5 months to 11 months.
Item 3.02 Unregistered Sales of Equity Securities.
     In connection with our organization, Wasatch issued 30,000,000 shares of our Common Stock to its founding stockholders for $30,000. In January 2007, Wasatch issued 450,000 shares of its Common Stock to three investors for $45,000. Each of the investors represented that they were

“accredited investors” as defined in Rule 501 of Regulation D and we filed a notice on Form D in connection with the placement. In July 2007, Wasatch completed a private placement of our securities pursuant to which we issued 288,692 shares of its Common Stock to 29 investors for $86,608. Each of the investors represented that they were accredited investors or were sophisticated investors with sufficient experience in business and financial matters that they were capable of evaluating the merits and risks of an investment in the Company and that they could sustain the risk of loss of their entire investment. We filed a notice on Form D in connection with the placement. In August and September 2008, Wasatch issued 300,000 shares of its Common Stock to three investors for $30,000. Each of the investors represented that they were “accredited investors” as defined in Rule 501 of Regulation D and we filed a notice on Form D in connection with the placement. No underwriter was involved in any of the foregoing transactions and the shares were sold by Wasatch directly to the investors. The shares were sold without registration under the Securities Act, in reliance on the exemption from such registration requirements provided by Section 4(2) of the Securities Act for transactions not involving any public offering and on Rules 505 or 506 of Regulation D. The shares were sold without general advertising or solicitation, the purchasers acknowledged that they were purchasing restricted securities which had not been registered under the Securities Act and which were subject to certain restrictions on resale, and the certificates representing the shares were imprinted with the usual and customary restricted stock legend.
     On December 28, 2009, Wasatch issued 42,000,0000 shares of its Common Stock to Welldone Pacific Limited in connection with the Exchange. As consideration for such issuance, Welldone Pacific Limited delivered to us 100% of the capital stock of Jolly Promise Limited.
     We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.
Item 5.01 Change in Control of Registrant
     On the Closing Date of the Exchange Agreement, Wasatch acquired all of the issued and outstanding capital stock of Jolly from the Stockholder in exchange for the issuance by the Company to the Stockholders of an aggregate of forty-two million (42,000,000) newly-issued shares of Common Stock. As a result of the Exchange, the Stockholder owns seventy percent (70%) of the sixty million (60,000,000) shares of the voting capital stock of Wasatch (which takes into consideration the 13,038,692 shares of Common Stock cancelled by Ben Peay, Megan Overton and certain other stockholders). Upon the execution of the Exchange Agreement, Mr. Ben Peay and Megan Oventon resigned from each of their officer positions with the Registrant and Dianjun Liu was appointed to serve as President and Chief Executive Officer of the Registrant. Additionally, Chenglin Wang was appointed to serve as Chief Financial Officer and Treasurer of the Registrant, Miusi Yang as Corporate Secretary of the Registrant, and Xin Jin and Zengshang Li to serve as Vice-Presidents of the Registrant. Mr. Peay’s resignation as a director of the Registrant, and the appointment of Weisheng Cong, Beiping Zhai, Jie Liu, Hon Man Yun, Zengshang Li, Wenxi Wu and Xin Jin to serve as Board members of the Registrant, shall become effective on the tenth day following the Information Filing Date (as detailed in Item 5.02 herein below).
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On the Closing Date, (a) Ben Peay resigned as the President and Chief Financial Officer of the Registrant, (b) Megan Overton resigned as the Secretary and Treasurer of the Registrant, (c) Dianjun Liu accepted the appointment to serve as President and Chief Executive Officer of the Registrant, (d) Chenglin Wang accepted the appointment to serve as Chief Financial Officer and Treasurer of the Registrant and (e) Miusi Yang accepted the appointment to serve as Corporate Secretary of the Registrant. For further information on these individuals, please see the Section entitled “Directors, Executive Officers, Promoters and Control Persons” herein above.

Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements: attached hereto as Exhibits 99.1 and 99.2.
     (b) Pro Forma Financial Statements: Attached hereto as Exhibit 99.3.
     (c) Shell company transactions: Please see (a) and (b) above.
     (d) Exhibit No. Description.

EXHIBIT NO.	DESCRIPTION	LOCATION
2.1	Share Exchange Agreement, dated December 28, 2009, by and among Wasatch Food Services, Inc., Jolly Promise Limited and Welldone Pacific Limited	Provided herewith

3.1	Articles of Incorporation of Wasatch Food Services, Inc.	Incorporated by reference to Exhibit 3.1 to the Registrant’s General Form for Registration of Securities on Form 10 as filed with the SEC on May 15, 2009

3.2	Bylaws of Wasatch Food Services, Inc.	Incorporated by reference to Exhibit 3.2 to the Registrant’s General Form for Registration of Securities on Form 10 as filed with the SEC on May 15, 2009

3.3	Memorandum and Articles of Association of Jolly Promise Limited, dated July 2, 2008	Provided herewith

3.4	Certificate of Incorporation of Jolly Promise Limited	Provided herewith

10.1	Stock Purchase Agreement between Shaun Carter and Wasatch Food Services, Inc., dated December 28, 2009	Provided herewith

17	Resignation Letter of Ben Peay, dated December 28, 2009	Provided herewith

21	List of Subsidiaries of Wasatch Food Services, Inc.	Provided herewith

23.1	Consent of K.P. Cheng & Co.	Provided herewith

99.1	Audited Consolidated Financial Statements of Jolly Promise Limited and its subsidiaries for the fiscal years ended June 30, 2009 and 2008	Provided herewith

99.2	Unaudited Condensed Consolidated Financial Statements of Jolly Promise Limited and its subsidiaries for the three (3) months ended September 30, 2009 and 2008	Provided herewith

EXHIBIT NO.	DESCRIPTION	LOCATION
99.3	Unaudited Pro Forma Financial Statements of Jolly Promise Limited for the three (3) month period ended September 30, 2009 and the two (2) years ended June 30, 2009.	Provided herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 29, 2009

WASATCH FOOD SERVICES, INC.
By:	/s/Dianjun Liu
	Name:	Dianjun Liu
	Title:	President and Chief Executive Officer